UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2011

TODA INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Cayman Island	000-52346	N/A
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

c/o Dalian TOFA New Materials Development Co, Ltd.
No. 18-2-401 Gangjing Garden,
Dandong Street, Zhongshan District
Dalian, Liaoning Province
People’s Republic of China	116001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (411) 8278-9758

Summit Growth Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 15, 2011, TODA International Holdings Inc., formerly Summit Growth Corporation (the “Company”) filed its original Current Report on Form 8-K to report the events contained herein and therein. On March 31, 2011, the Company filed Amendment No. 1 to the Form 8-K to amend the original report to include (i) pro forma financial statements as Exhibit 99.3, (ii) audited financial statements and information for the years ended December 31, 2010 and 2009 to Exhibit 99.1 and (iii) results of operations for the year ended December 31, 2010 compared to December 31, 2009 to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Item 2.02 of this Current Report.  On May 31, 2011, July 22, 2011, September 30, 2011 and November 7, 2011, Amendments Nos. 2, 3, 4 and 5, respectively, to the Form 8-K were filed to amend the report, as amended, to address certain comments from the staff of the Securities and Exchange Commission.   Amendment No. 6 was filed to (i) restate the Company’s consolidated financial statements as of and for the year ended December 31, 2010 to (1) include the financial statements of Apex Wealth Holdings Limited, a Hong Kong limited liability company incorporated on February 12, 2010, and Dalian Xinding New Materials Technology Consultancy Co., Ltd., a wholly-owned foreign enterprise incorporated in China, in the consolidated presentation and (2) to reclassify certain disclosures for the year ended December 31, 2010 to conform with the standards of the Public Company Accounting Oversight Board (United States), generally accepted accounting principles (US GAAP) and SEC rules and regulations and (ii) amend the report, as amended, to address certain comments from the staff of the Securities and Exchange Commission.  This Amendment No. 7 is being filed to correct the statement in the Explanatory Note and Note 2 to the Notes to Financial Statements in Exhibit 99.1 that the reclassification in Amendment No. 6 related to “costs related to (x) the sales of raw material and (y) the licensing of our technology from “selling and distribution expenses” to “other income (expense)”” to provide that the reclassification relates to costs related to the sales of raw material from “selling and distribution expenses” to “other income (expense)”, to delete the reclassification of licensing technology expense in the Explanatory Note which was incorrectly stated, and to correctly update the Report of Independent Registered Public Accounting Firm in Exhibit 99.1.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. You should be aware that the occurrence of the events described in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2011 Nautilus Global Partners, LLC, a Texas limited liability company (“Nautilus”) and Mid-Ocean Consulting Limited, a Bahamas company (“Mid-Ocean”) entered into a share purchase agreement with Victor Score Limited, a British Virgin Islands business company (“Victor Score”). Pursuant to the agreement, Victor Score purchased 781,250 and 78,125 ordinary shares of the Company from Nautilus and Mid-Ocean, respectively, for a total of $260,000. The purchase represented 32.24% of the Company’s outstanding capital stock.

Effective March 15, 2011, the Company and its controlling shareholders entered into and consummated a share exchange with Victor Score and the Victor Score shareholders. Pursuant to the terms of a Share Exchange Agreement among the parties (the “Share Exchange Agreement”), all of the issued and outstanding shares of Victor Score were exchanged for shares of the Company. As a result of the share exchange, an aggregate of 32,839,910 ordinary shares and 104,571.95 preference shares of the Company’s capital stock were issued to the Victor Score shareholders and Victor Score became a wholly owned subsidiary of the Company. Upon consummation of the exchange, the 859,375 shares Victor Score purchased from Nautilus and Mid-Ocean were cancelled.

In addition, the following actions occurred under the terms of the Share Exchange Agreement:

•
In connection with the share exchange, the Company issued an aggregate of 32,839,910 ordinary shares to 35 former Victor Score shareholders in exchange for 30,546.31 shares of Victor Score stock then held by them and 104,571.95 preference shares to Mr. Chuan-Tao Zheng in exchange for 19,453.69 shares of Victor Score stock then held by him.   Each ordinary share is entitled to one vote per share and each preference share is entitled to 100 votes per share on all matters upon which a shareholder is entitled to vote.  Upon effectiveness of the share exchange, the Company had 34,645,610 ordinary shares and 104,571.95 preference shares issued and outstanding. Mr. Zheng held 100% of the outstanding preference shares, or 23.19% of the voting power, of the Company.

The Company expects to seek a shareholder vote to increase its authorized ordinary shares to 100 million shares, consolidate its outstanding ordinary shares on a one-for-two basis, and change its name to “TODA International Holdings Inc.” within the next 45 to 60 days.  This proposed shareholder action shall not impact the authorized preference shares.  However, upon the effectiveness of the increase in the authorized ordinary shares of the Company and immediately following the consummation of a one-for-two ordinary reverse stock split, each preference share then outstanding shall be automatically converted into 100 ordinary shares of the Company.  The preference shares and the ordinary shares into which they shall be converted shall not be subject to the one-for-two reverse stock split.

Upon consummation of the one-for-two ordinary reverse stock split of 34,645,610 ordinary shares and automatic conversion of 104,571.95 preference shares into 10,457,195 ordinary shares, the Company shall have 27,780,000 ordinary shares and no preference shares outstanding.  Mr. Zheng will hold 10,457,195 ordinary shares, or 37.64% of outstanding ordinary shares and total voting power, of the Company.

•
As a condition to the closing of the share exchange, Messrs. Zheng, Yu-Kai Wang (YK Wang) and Yu-Long Wang (YL Wang) were appointed to the board of directors of the Company, with Mr. Zheng being named Chairman of the Board. Mr. Rozelle previously submitted his resignation as a director, which will be effective as of the 10th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The appointments of Messrs. YK Wang and YL Wang will be effective on the same date as Mr. Rozelle’s resignation. YL Wang has been deemed “independent.”  As a requirement to listing the Company's common stock on the NASDAQ Stock Market or other exchange, the Company will seek to add additional independent directors and increase the size of the board of directors following the share exchange. The board's composition (and that of its committees) will be subject to the corporate governance provisions of its primary trading market, including the requirement for appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), and regulations adopted by the Securities and Exchange Commission (“SEC”) and FINRA pursuant thereto.

•
Also as a condition to the closing of the share exchange, Mr. Brenza resigned as the President and Chief Executive Officer of the Company, Mr. Zheng was appointed Chief Executive Officer and President, Mr. Anthony Zhang was appointed Chief Financial Officer and Secretary, Mr. Pi-Jia Liu was appointed Chief Operating Officer and Mr. YK Wang was appointed Chief Technology Officer.

•
The Share Exchange Agreement contains customary indemnification provisions.  However, the total liability of the Company’s controlling shareholders for losses incurred by Victor Score, its officers, directors or the Victor Score Shareholders that arising out of or based on any inaccuracy appearing in or misrepresentation made under “Article II, Covenants, Representations and Warranties Regarding Summit” has been limited to a maximum of the Fair Market Value (as defined in the Share Exchange Agreement”) on the Determination Date (as defined below) of the ordinary shares of the Company held by such controlling shareholders on the Closing Date , subject to certain adjustments.

The Share Exchange Agreement contained such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreements.

Immediately prior to the share purchase by Victor Score and the share exchange, the Company had 39,062,500 ordinary shares, $0.000128 par value, and 781,250 preference shares, $0.000128 par value, authorized, of which there were 2,665,075 ordinary shares and no preference shares issued and outstanding. As a result of the consummation of the share purchase and share exchange there are currently 34,645,610 ordinary shares and 104,571.95 preference shares issued and outstanding. Upon consummation of the reverse stock split and automatic conversion of the 104,571.95 preference shares issued, there will be 27,780,000 ordinary shares and no preference shares of the Company's capital stock issued and outstanding, approximately 96.75% of which will be held by the former Victor Score shareholders. The shareholders of the Company immediately prior to the completion of these transactions will hold approximately 3.25% of the issued and outstanding ordinary shares of the Company.

As of the date of the Share Exchange Agreement and currently, there were no material relationships between the Company and Victor Score, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than in respect of the Share Exchange Agreement.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement which is filed as an exhibit hereto and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Share Exchange

As described in Item 1.01 above, on March 15, 2011, the Company and its controlling shareholders entered into the Share Exchange Agreement with Victor Score and the Victor Score shareholders. Upon the closing of the share exchange, each of the Victor Score shareholders exchanged their respective shares of Victor Score for shares of the Company's capital stock. As a result, an aggregate of 32,839,910 ordinary shares and 104,571.95 preference shares were issued to Victor Score shareholders and Victor Score became a wholly-owned subsidiary of the Company.

The Company shareholders immediately preceding the share purchase by Victor Score and the share exchange held 2,665,075 ordinary shares of the Company's capital stock before giving effect to the redemption and the stock issuances in the share exchange. 138,900 of such shares constitute the Company's "public float" prior to the share exchange and will continue to represent the shares of our capital stock held for resale without further registration by the holders thereof until such time as the applicability of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), or other exemption from registration under the Securities Act permits sales of the shares issued to the Victor Score shareholders, or a registration statement has been declared effective with respect to such shares.

As a result of the share exchange, Victor Score became a wholly-owned subsidiary of the Company, the shares of the Company purchased by Victor Score in the share purchase were cancelled and, assuming completion of the reverse stock split and the conversion of the 104,571.95 preference shares issued to Mr. Zheng in connection with the share exchange, the Victor Score shareholders will hold approximately 96.75% of the Company's outstanding capital stock and the shareholders of the Company immediately prior to the consummation of the share exchange will hold 3.25% of the issued and outstanding shares of the Company's capital stock.

Prior to the closing of the share exchange, there were no options or warrants to purchase shares of capital stock of the Company or Victor Score outstanding and neither the Company nor Victor Score had adopted an equity incentive plan or otherwise reserved shares for issuance as incentive awards to officers, directors, employees and other qualified persons in the future.

The shares of the Company's capital stock issued to the Victor Score shareholders in connection with the share exchange were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and Victor Score or between the Company and any of Victor Score’s respective affiliates, directors or officers, or any associates of its respective officers or directors, other than in respect of the Share Exchange Agreement.

Changes Resulting from the Share Exchange

The Company intends to carry on the business of Victor Score’s operating variable interest entities, Dalian TOFA New Materials Development Co., Ltd. (“TOFA”) and Dalian Tongda Equipment Technology Development Co, Ltd. (“Tongda”), each of which is a private limited company incorporated under the laws of the People’s Republic of China (“PRC” or “China”), as its business. TOFA is engaged in the development, manufacture and sale of composite materials, primarily copper-clad aluminum wire, for use in various industries in China. Tongda is engaged in the research, development, production, manufacturing and distribution of intelligent composite bimetal materials manufacturing equipment. The Company has relocated its executive offices to No. 18-2-401, Gangjing Garden, Dandong Street, Zhongshan District, Dalian, Liaoning Province, China 116001, and its telephone number is +86(411) 8278-9758.

Changes to the Board of Directors and Executive Officers

Prior to the Closing Date, Mr. Rozelle submitted his resignation as a director, such resignation to be effective on as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act. Effective as of the Closing Date, Messrs. Zheng, YK Wang, and YL Wang were appointed to the board of directors, with Mr. Zheng being named Chairman of the board. The appointments of Messrs. YK Wang and YL Wang to the board will be effective at the same time as Mr. Rozelle’s resignation.

Further, Mr. Brenza resigned as Chief Executive Officer of the Company and Mr. Zheng was elected to the office of Chief Executive Officer and President; Mr. Zhang was elected to serve as the Company's Chief Financial Officer and Secretary; Mr. YK Wang was elected to serve as the Company’s Chief Technology Officer; and Mr. Liu was elected to serve as the Company’s Chief Operating Officer.

The directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control

The share exchange is being accounted for as a "reverse acquisition," since the Victor Score shareholders own a majority of the outstanding shares of the Company's capital stock immediately following the transaction. Victor Score is deemed to be the acquiror in the reverse acquisition. As the Company, the legal acquiror, is a non-operating shell, this "reverse acquisition" is considered to be a capital transaction in substance rather than a business combination. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the share exchange will be those of Victor Score and will be recorded at the historical cost basis of Victor Score, and the consolidated financial statements after completion of the share exchange will include the assets and liabilities of the Company and Victor Score, historical operations of Victor Score and operations of the Company from the closing date of the share exchange. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of the Company capital stock pursuant to the share exchange, a change in control of the Company occurred on the date of the consummation of the transaction. The Company will continue to be a "smaller reporting company," as defined under the Exchange Act, following the share exchange.

Information about Our Company

We were incorporated as a Cayman Islands exempted company on September 27, 2006 and were formed solely for the purpose of identifying and entering into a business combination with a privately held business or company, domiciled and operating in an emerging market that is seeking the advantages of being a publicly held corporation whose stock is eventually traded on a major United States stock exchange. Prior to our acquisition of Victor Score, we were in the development stage and had not yet commenced business operations.

Victor Score was incorporated on May 13, 2010 as a British Virgin Islands business company. Victor Score is the parent company of Apex Wealth Holdings Limited, a Hong Kong limited liability company incorporated on February 12, 2010 (“Apex Wealth”). Apex Wealth is the parent of Dalian Xinding New Materials Technology Consultancy Co., Ltd., a wholly-owned foreign enterprise incorporated in China (“Dalian Xinding”) on August 18, 2010. None of Victor Score, Apex Wealth or Dalian Xinding conducts any independent business operations. Dalian Xinding entered into a series of contractual arrangements with each of TOFA and Tongda on October 12, 2010, pursuant to which Dalian Xinding effectively controls the business operations, as well as the equity, voting, management and assets, of TOFA and Tongda. TOFA and Tongda are otherwise commonly referred to as variable interest entities (“VIEs”). Each of TOFA and Tongda is a private limited company incorporated and headquartered in Dalian, Liaoning Province, China. Mr. Zheng is the majority owner of TOFA, holding 75.7% of the equity interest in TOFA. Mr. YK Wang is the majority owner of Tongda, holding 51.0% of the equity interest in Tongda.

Dalian Xinding has control of TOFA and Tongda through a series of agreements with TOFA and Tongda and their respective shareholders (collectively, the “VIE Agreements”).  The VIE Agreements include a Loan Agreement, Equity Interest Pledge Agreement, Equity Interest Purchase Agreement, Business Operation Agreement and Lease Agreement.

Pursuant to the terms of the Loan Agreement, Equity Interest Pledge Agreement and Equity Interest Purchase Agreement, Dalian Xinding effectively gained equity control of TOFA and Tongda.

•	Under the Loan Agreement, each of the TOFA and Tongda shareholders received a loan from Dalian Xinding to pay off the debts arising from their capital contributions to TOFA and Tongda.

For TOFA shareholders, Pi Jia Liu, Zong Li Li and Chuan Tao Zheng, the aggregate amount of the loans is approximately $2.25 million (based on conversion rate of 1 RMB = $0.149849 on October 12, 2010).  The individual loan amounts for Messrs. Liu, Li and Zheng are approximately $0.19 million, $0.35 million and $1.70 million, respectively.

For Tongda shareholders, Li Zhi Fei, Di Wang and Yu Kai Wang, the aggregate amount of the loans is approximately $1.05 million (based on conversion rate of 1 RMB = $0.149849 on October 12, 2010).  The individual loan amounts for Messrs. Fei, D Wang and YK Wang are approximately $0.08 million, $0.43 million and $0.53 million, respectively.

Each of the loans contains the following additional material terms:
•	Interest free
•	10 year term
•	Repayment limited to transfer of all equity held in TOFA or Tongda, as applicable, to Dalian Xinding

•
Under the Equity Interest Pledge Agreement, each of the TOFA and Tongda shareholders pledged 100% of their equity interest in TOFA and Tongda to Dalian Xinding as collateral for their obligation under the Loan Agreement, Equity Interest Purchase Agreement and Business Operation Agreement. Messrs. Liu, Li and Zheng currently hold 8.6%, 15.7% and 75.7%, respectively, of the equity interest in TOFA.  Messrs. Fei, D Wang and YK Wang currently hold 7.8%, 41.2% and 51.0%, respectively, of the equity interest in Tongda.

As pledgee, Dalian Xinding has the right to sell the pledged equity pursuant to the law or through any other approach. If Dalian Xinding decides to enforce the pledge agreement, the pledgor shareholder must ensure that all of his rights as a shareholder are transferred to Dalian Xinding.

•
Under the Equity Interest Purchase Agreement, Dalian Xinding has the right to purchase all or part of the TOFA and Tongda equity interest held by the shareholders at any time for a purchase price equal to the shareholder’s original investment price for the equity interest. For each of Messrs. Liu, Li and Zheng, the original investment price was approximately $22,477 for each percentage of equity interest held by him.  For each of Messrs. Fei, D Wang and YK Wang, the original investment price was approximately $10,489 for each percentage of equity interest held by him.  The total purchase price for the equity interests held by each of the TOFA and Tongda shareholders equals the amount of the Loan Agreements that they entered into with Dalian Xinding.

Pursuant to the terms of the Business Operation Agreement, Dalian Xinding effectively gained management control of TOFA and Tongda.

•
Without written consent of Dalian Xinding, neither TOFA nor Tongda can enter into or consummate a transaction that might significantly affect the assets, obligations, rights and operations of TOFA or Tongda.

•
Dalian Xinding is entitled to provide advice and guidance regarding hiring and firing employees, daily operations and financial management of TOFA and Tongda, and the management of TOFA and Tongda have agreed to accept such advice and guidance.

•	Dalian Xinding is entitled to recommend all candidates for directors and executive officers of TOFA and Tongda and TOFA and Tongda have agreed to appoint the candidates recommended by Dalian Xinding.

•
TOFA and Tongda have issued a letter of authorization that authorizes designated officers of Dalian Xinding to act as their proxies and exercise all rights of shareholders at any shareholders meetings of TOFA or Tongda pursuant to PRC law and the bylaws of TOFA and Tongda.

Pursuant to the terms of the Lease Agreement, TOFA and Tongda have leased all of the property, plant and equipment of TOFA and Tongda to Dalian Xinding and Dalian Xinding possesses the right to use all of such property, plant and equipment during the lease term.

Prior to entering into the VIE Agreements, none of Victor Score, Apex Wealth or Dalian Xinding held any other interests. None of Victor Score, Apex Wealth or Dalian Xinding currently conducts any business outside the VIE Agreements.

The following diagram sets forth the current ownership structure of the Company:

As a result of the consummation of the share exchange, we are a holding company of Dalian Xinding and, through our control of TOFA and Tongda, are primarily engaged in the research and development, production and distribution of composite bimetallic materials, primarily copper-clad aluminum, or CCA, and its manufacturing equipment. We are also involved in the research and development of additional related production technologies and we provide consultancy services on such technologies to a number of entities, within and without China.

We believe that we are presently a “foreign private issuer” within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We are incorporated under the laws of the Cayman Islands, and all of our assets are located outside the U.S. In addition, currently all of our directors and officers are nationals or residents of jurisdictions other than the U.S., including the PRC, and all or a substantial portion of their assets are located outside the U.S.  As a foreign private issuer we are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC.  However, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, the rules requiring the filing with the SEC of quarterly reports on Form 10-Q or Current Reports on Form 8-K, provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information and our executive officers, directors and principal shareholders are exempt from the reporting and short-selling profit-recovery provisions contained in Section 16 of the Exchange Act.  We currently intend to comply with the periodic reporting requirements of a domestic issuer due to the fact that we are not certain that we will remain a foreign private issuer for a significant period of time.  In addition, in the interest of providing consistent public disclosure we believe it is in our best interests and the best interests of our shareholders to provide the disclosure required of a domestic issuer.

Description of Our Industry

The Composite Bimetallic Material Industry, Generally

The composite bimetallic material industry is part of the wire and cable industry. The wire and cable market broadly consists of two large categories: electrical, involving products that are used for electrical current carrying capabilities, and telecommunications, involving products that are used for signal carrying communications purposes. The global bimetallic wire industry is fast-growing and increasingly competitive. This is especially true in China where there is considerable fragmentation of manufacturers.

Traditionally, electrical conducting wires are made of copper because of its excellent conductivity, solderability and lower contact resistance. However, the weight of copper has been a disadvantage. Copper cladding over a core of steel or aluminum offers the surface corrosion resistance and solderability of a solid copper conductor at significantly less weight. As a result, composite bimetallic conductors are generally used as substitutes for solid copper conductors and offer the consumer the following advantages over solid copper - lighter weight per unit volume and high tensile strength - while maintaining the excellent conductivity of pure copper.

To produce the composite bimetallic material, aluminum rods or steel wires are wrapped concentrically with high quality copper ribbon; the two metals are then bound together using advanced clad welding technology. The clad welding enables the two metals to establish a very firm and strong metallurgical bond and makes the two become an inseparable one. The composite bimetallic material can be subject to wire-drawing and heat treatment processes just like single metal material. During the wire-drawing process, the outer copper cladding and the inner aluminum or steel core are proportionally decreased in diameter, thereby guaranteeing a constant ratio in the volume of copper per unit of composite bimetal.

In the 1970s, scientists in the US, Europe and Japan began researching and developing the first CCA materials. Their research concluded that CCA wire could be used effectively in much the same way as pure copper wire. This made CCA wire an excellent substitute for pure copper wire in terms of their applications, techniques involved and more importantly, costs. Since then, CCA wire and cable have been widely employed in the telecommunication, information technology, auto and, most recently, construction industries, which resulted in a tremendous decrease in the use of copper resources and project costs.

When compared to pure copper, composite bimetals have distinct advantages:

•	Because of the “superficial effect” of high frequency signals, composite bimetals have the same electrical conductivity as pure copper when transmitting high frequency signals of 5 MHz or above;

•	The density of CCA wire is only 37% to 40% of pure copper wires, so for wires of the same weight and diameter, CCA wire will be 2.45 to 2.65 times longer than pure copper wire;

•	The copper outer layer makes it easy to weld;

•	The relative lighter weight of CCA to pure copper (ratio of 1:2.45 for wires of equal length) makes it easier to handle and saves on unit transportation cost;

•	Higher flexibility makes CCA easier to be processed than pure copper;

•	pure copper could cost about three times as much as CCA; and

•
Copper-clad steel, or CCS, wire is 1.6 to 2 times stronger than pure copper in terms of tensile strength when comparing wire of same weight and diameter, and, during signal transmission, has the same transmission parameters as pure copper; therefore, production costs of electrical wire and cable can be greatly reduced employing the composite bimetallic material while maintaining the strength of pure copper.

Composite bimetallic wire can be further processed into enameled, tin-plated and silver-plated wire depending on the final application. Tin-plated composite bimetallic wire easily welded and can resist being sulphuretted. Silver- plated CCS wire has a higher conductivity for electricity and heat and better resistance to corrosion and oxidation. Therefore, these wires can be applied to a great variety of fields.

Aside from the more traditional use of composite bimetallic wire in the electrical and telecommunications business, composite bimetallic wire has found wide application in industries that have high-tech elements, such as the military, aerospace, automobile, computer and electronic appliance industries.

The Chinese Composite Bimetallic Metal Market

Prior to 1997, China did not have the capability to produce any composite bimetallic material. TOFA was one of the first companies to enter into the industry, spending time and energy researching the production of CCA material and succeeding in developing this product in China. TOFA was granted a national patent by the PRC Government for its proprietary technology used in the production of bimetallic wires with clad welding in 1997. The successful development of composite bimetallic material by local companies, including TOFA, was a landmark innovation in China. It has filled the vacuum in the production of this category of “new materials” in the country.

The successful development of composite bimetallic materials has significant meaning for China, reducing the cost of production of copper clad products and China’s reliance on imported composite bimetallic materials. This has also created an industry that helps to lower material or production costs for companies in downstream industries, and helps the country save millions of tons of copper resources per annum.

Because of the various advantages they have over pure copper products, the demand for composite bimetallic wire has been steadily increasing ever since they were introduced to the market. In 2005, Professor Dai YaKang, a leading expert in the introduction and development of composite bimetals in China predicted, while participating in the Beijing Conference of the International Copper Association Ltd. (the “ICA Conference”), that 25% to 50% of the copper products market in China would gradually be replaced by composite bimetallic products by 2025. The International Wrought Copper Council (“IWCC”) has estimated that, at present, the annual demand for copper in China is in excess of 5 million tons.  Based upon the statistics set forth by the IWCC, this demand increased at a rate of between 10% and 20% per year since 2000.  Using a 25% assumed replacement rate, by 2025 the annual demand for CCA and CCS will be at least 1.25 million tons. Using the current wholesale price of approximately US$5,800 per ton, the domestic CCA and CCS market in China will conservatively be worth about US$7.25 billion per year by 2025.

Prior to 2005, the supply of CCA and CCS material for use in business in China was lagging the rest of the world because there were only a few manufacturers in China capable of producing composite bimetallic products. As a result of surging copper prices in early 2005, there was imminent need for the use of composite bimetals as replacements for pure copper material in a great variety of industries. This led to the rapid establishment of a number of companies that began producing composite bimetallic material and wires. However, due to a lack of access to proprietary technology and R&D capability, most of these producers operate on a rather small scale and produce composite bimetallic products that are used in the “lower end” markets, like those to be applied to home appliances. There are currently approximately 20 manufacturers that are of sufficient size, with production capacity, technological know-how and R&D capability to effectively compete on a national scale and less than five, including TOFA, are considered major players who have the ability to produce the kind of composite bimetallic products that are in great demand and could yield higher margin like the electricity and power cables on a larger scale, without the need to compete on price alone.

The Liaoning Province 2011 Government Work Report, published on January 27, 2011, provides that the local government is undertaking five industry-promoting programs designed to support Liaoning’s development.  In connection with the “Industrial Project,” the government anticipates that “fixed asset investment” will surpass RMB 850 billion ($150 billion), with the investment in the power industry representing approximately 2% of the total. As a result, the Provincial Electricity Bureau’s solicitation of tenders for the supply of power cables could be worth US$3 billion every year. Although not all of the cables used will be made of composite bimetallic products, there is tremendous potential for growth in this area. In terms of total output, China produced about 5,000 tons of CCA and CCS wire in 2001, as compared to total production of 25,000 tons of CCA and CCS wire in 2006 and 40,000 tons in 2007.

In late 2008/early 2009, the Chinese State Council announced a US$590 billion stimulus package to support the Chinese economy in response to the financial turmoil of late 2008. Approximately US$30 billion of this stimulus money has been allocated to the advancement of the telecommunication industry, including the promotion of 3G mobile communication services, digital TV sets and next generation broadband. The 3G and 3G LTE Development Plan put forth by the Chinese State Council, provides that, with respect to radio and cellular technology, approximately RMB 400 billion will be invested in this sector over the next several years to build in excess of 400,000 base stations to provide services to approximately 15 million end users.  This represents an annual increase of approximately 80,000 to 100,000 base stations throughout the country for the next three years.  Based on TOFA’s experience, each base station needs between 500 and 800 meters of coaxial cable which equates to a minimum annual demand of 60,000 kilometers of coaxial cables.  Each kilometer of coaxial cable uses approximately 500-700 kilograms of CCA, resulting in an annual demand of approximately 40,000 tons of CCA per year. Management believes that this will lead to a much higher demand for CCA wires and in fact that the whole composite bimetallic materials industry shall be significantly boosted.

Description of Our Business

Unless otherwise indicated, the following information relates only to the business and operations of our indirectly owned VIEs, TOFA and Tongda.

Our Variable Interest Entities

Dalian TOFA New Materials Development Co., Ltd.

TOFA was founded as a limited liability company on November 12, 1997. It is engaged in the development, manufacture and sale of composite materials, primarily copper-clad aluminum wire, for use in various industries in China. TOFA is a pioneer in the composite bimetallic materials industry in the PRC in terms of the production equipment and technology it employs, the quality of its products and its research and development capability.

Industrial data collected by TOFA suggests that it currently has a market share of approximately 30% of the high-end RF cable CCA market segment in China.  The “high-end RF cable CCA market segment” includes primarily telecommunications operators, and to a lesser extent, the power cable industry.  In 2009, according to the most recent statistics available as published in the China Cable and Optical Device Industry Summary and 5 Year Plan 2011-2015, the telecommunications RF cable market accounted for the sale of approximately 400,000 kilometers (km) of copper and/or CCA material.  Industry-wide, RF cables sold in 2009 consisted of approximately 60% of 7/8” Φ9.3-9.8 copper inner conductors and 40% of 1/2” Φ4.90 CCA inner conductors.  The total sale of CCA inner conductors was, therefore, 160,000 km.  Each km of CCA inner conductor contains 60 kg of CCA, using a total of 9,600 metric tons of CCA in 2009.  Although we believe that these 2009 statistics present a conservative picture of the industry as of early 2011, assuming stagnant production in 2010 and taking into account TOFA’s sale of 3,165 metric tons of CCA for RF cables in 2010, at the end of 2010, TOFA is estimated to have sold approximately 33% of all high-end RF cable CCA in China in 2010.

Its proprietary clad-welding technology was first awarded a patent by the Chinese Government in 1997 and its CCA wire was recognized as a “State Level Major New Product” by five Ministries of the State Council of PRC within four years of inception. Since then, TOFA has secured six patents on its processes and products.

In 2000, the Company was invited by the China National Standardization Committee to be the principal party participating in the drafting of industrial standard SJ/T11223-2000 for the use of CCA and CCS wires in the electronic industry in China. The standard has been expanded and is now applicable to all production, manufacturing and use of CCA and CCS products in China. Manufacturers of composite bimetallic materials are also required to satisfy the International Standards certification ISO9001:2000, a quality management system where an organization:

1.	must demonstrate its ability to consistently provide product that meets customer and applicable regulatory requirements, and

2.
aims to enhance customer satisfaction through the effective application of the system, including processes for continual improvement of the system and the assurance of conformity to customer and applicable regulatory requirements.

TOFA meets these certification standards. Further, TOFA’s products are recognized within the wire and cable industry, both domestically and internationally, to be of very high quality and the “TTOFF” trademark under which TOFA markets its products is a sign of quality. With customers’ recognition for its brand and products, TOFA began to expand its production capacity and continued to develop more products and the related production technologies.

TOFA is beginning to enjoy the rewards of its efforts spent on product and technology development in the earlier days. Management believes that, as a result of its reputation, quality and product development capability, coupled with the increased demand for composite bimetallic products in China and an aggressive business development plan (discussed below), TOFA will continue to grow in the industry over the next two to three years.

Products and Services

TOFA currently produces a series of composite bimetallic materials from copper and aluminum. CCA is aluminum with a cladding of copper welded along the whole length of the material. Such material normally appears in the form of a wire and can be further drawn into fine wires with different diameters and/or further processed into wires with different coatings like silver, enamel or tin according to the requirements of their final applications or specifications of the customers.

The major products of TOFA include:

•	CCA wire for use in telecommunication cables;

•	CCA wire for use in power cables; and

•	Raw material for electro-magnetic coils.

The CCA wire produced by TOFA is either sold to end users or to intermediaries who further process the materials into finer wires or coated wires. Because of the unique characteristics of the CCA wire, namely the high conductivity, light weight and lower prices when compared to pure copper wires, management believes that there will be tremendous demands for the Company’s CCA wire products, especially in the telecommunications and power industries in China. At present, annual spending on copper products within the power industry in China is estimated to be US$71 billion, and about 30% of which is for power cables. Using current estimates, and assuming a 25% replacement of pure copper cables by CCA cables at a price equal to about 70% of the price for pure copper, we believe the market potential of CCA power cables could reach US$3.7 billion annually by 2025 (US$71 billion x 30% x 25% x 70%).

In 2006, TOFA began researching the development of a copper clad aluminum magnesium alloy (“CCAM”) braided material. The aluminum and magnesium alloy has a magnesium content of 0.8% to 1.5% that produces a bimetallic product with higher tensile strength that is used primarily in the production of high quality coaxial radiant electric cables. CCAM is a finer/thinner wire than the bimetallic wire currently produced by TOFA. Beginning in 2008, Shenzhen Tofa Complex Metal Material Co., Ltd., a company located in Shenzhen, China which is owned by Mr. Chuan-Tao Zheng, our President, Chief Executive Officer and Chairman of the Board of Directors (“Shenzhen Tofa”) began producing CCAM braided material, which it periodically sells to TOFA for those of TOFA’s customers that require it. At this time, TOFA does not intend to begin producing CCAM itself.

In 2008, TOFA expanded its product offerings to include CCS wire (which is similar to CCA although the aluminum is replaced by steel). Unlike CCS wire produced using traditional methods, TOFA’s CCS wire is eco-friendly and cost-effective to consumers for use in electronic, auto, home electrical appliances and IT industries. Management estimates that the annual demand for CCS products in China is about 80,000 to 100,000 tons, and the supply is mostly low price, low conductivity electro-plated products that are made using traditional processes. In general, the most significant negative factor impacting the environment in connection with the traditional production of CCS can be traced to the use of toxic materials to polish and weld the materials.  The traditional CCS production process uses a significant amount of acid, alkali and highly toxic cyanide, all of which have a negative impact on the environment.  Because of this, use of these substances has been widely restricted.  In comparison, TOFA’s CCS production process depends completely on mechanical processes to polish copper, peel aluminum strips, coat welds and pull metals together to achieve metallurgical bonding.  The entire process is completed without the use of acid, alkali or cyanide, resulting in minimal impact on the environment.

TOFA is confident that its eco-friendly CCS products will gradually replace the existing products in the market in three to five years’ time. At the current time, CCS sales by TOFA amount to less than 5% of its total revenues.  However, TOFA is currently developing a high-yield CCS production line that it intends to launch within the next year.  The new production line is expected to produce high quality CCS wire on a large scale, with high efficiency, low environmental impact and low cost.  As a result, management believes that TOFA’s CCS wire will be an attractive alternative to the current norm – environmentally harmful CCS and electro-plating.

TOFA has focused on these products as its major revenue contributors because of the competitive advantage of its capability to produce CCA power cables and CCA boards and also because of the huge market potential. CCA electricity and power cables have an extremely large potential demand in China. For example, providing CCA electricity/power cables to a building in a city will, on the average, cost US$2.35 per square meter of gross floor area; and in Dalian alone, based on information reported in “The 2010 Real Estate Market Research Report for Dalian” published by the China Real Estate Information Corporation, there are approximately 6 million square meters of gross floor area being constructed every year. This means there is a potential demand of CCA electricity/power cables of US$14 million per annum. In August 2010, TOFA conducted a feasibility study on the replacement of traditional copper power cables by CCA power cables in the residential development projects in selected cities within Liaoning Province, followed by some trial marketing. The market was very receptive of CCA power cables because of their comparable conductivity characteristics to pure copper cables, coupled with the lighter weight and lower price of the products. In the four months following the conclusion of this study and marketing effort, TOFA recorded US$4.5 million in sales of its products. Encouraged by these results, the management of TOFA is very confident that CCA cables will be applied to the new buildings and has began talks with the various relevant government departments in some of the second tier cities like Fushun, Yingkou, Tieling and Anshan in Liaoning Province. TOFA regards this as a starting point as second tier cities, although smaller in scale, are also fast growing, and could shorten the time required to promote and market the CCA cables. Successfully securing orders for CCA cables in these cities will showcase the high qualities of their products to potential customers in other cities in the country, and would hopefully lead to more orders. With a proven track record from these second tier cities, TOFA will then begin to expand its presence in the CCA power cable market in first tier cities.

Production Facilities

TOFA’s production base is headquartered in the South Area, Lingang Industrial Area of Dalian Economic and Technology Development Zone, Dalian, Liaoning Province, China. The production plant occupies a site area of 15,000 sq meters with gross floor area of 7,000 sq meters. Within the plant, there are currently 75 sets of equipment installed for the production of bimetallic wire and material, including clad-welding machines, wire drawing machines, wire collection devices and high-precision testing equipment. The annual capacity of this plant is 7,000 tons of CCA wire and 500 tons of CCS wire.  TOFA has the right to use the land on which its factory is located from 2007 to 2057 pursuant to the terms of a Land Use Certificate issued to TOFA by the Chinese government. In China, companies may only have the right to use land. Additionally, TOFA has the right to use its production plants from 2002 to 2052 under the terms of a Property Certificate issued to TOFA by the Chinese government.  As required by the respective certificates, TOFA paid the Chinese government an aggregate lump sum of $312,838 for the use of the land and the production plants, which is amortized over the term.

Employees

TOFA currently employs 137 individuals, all of whom are full time employees.

Suppliers

TOFA obtains all of its raw materials from local copper ribbon manufacturers and aluminum and steel rod factories in China. TOFA enters into purchase contracts with the respective manufacturers or factories for the quantity of a particular metal that it anticipates will be required for production over a two month period. The purchase price of each individual metal closely resembles the price for delivery of the metal in the spot market in the Shanghai Futures Exchange. TOFA usually pays a deposit of about 30% of the purchase price at the time it enters into an order and the remainder is paid within 30 days of acceptance of delivery.

Because of the specific requirements with respect to the quality of the copper belts and aluminum rods, TOFA only sources raw materials from the list of qualified suppliers. There are three to four primary suppliers with whom TOFA has had a long term working relationship and a number of secondary suppliers that are available to fill in on an “as needed” basis. In 2010, TOFA’s major suppliers were:

Raw Material	Supplier	Percentage of Material Purchased Annually
Copper ribbons	Shanxi Chunlei Copper Co. Ltd.	58%
	Wuhu Zhongyuan Metal Sheet and Foil Co. Ltd.	30%

Aluminum rods	Tianjin Jinhe Bimetal Wire Co. Ltd	57%
	Jiangyin Hengli Electronic Co. Ltd	40%

Additionally, over the course of the past two years, TOFA replaced all of its existing production machinery with intelligent production machines made by Tongda. This is discussed in further detail below.

Sales and Marketing

TOFA has a sales team of 15 full-time staff to market its products to its customers in both the domestic and the international market. At present, about 80% of its bimetal composite materials are sold in China while the remaining 20% is marketed internationally, primarily in South Korea, Taiwan, Germany and the US. It has targeted reputable enterprises in the telecommunication, electricity and power, home electronic appliances, auto and IT industries to be its preferred clients. TOFA has successfully built up a client base of well known and respected names. These include local companies like China Mobile, China Unicom, China Telecom, Changchun FAW-Volkswagen Corp. Ltd., Jiangsu Hengxing Technology Co., Ltd., Dalian Shente Power Cable Co. Ltd., Zhuhai Hansen Technology Co. Ltd., Hua Wei and ZTE and international companies, including, Times Fiber Communications, Inc. (US), Radio Frequency Systems GMBH (Germany), Hon Hai Precision Industry Co. (or Foxconn) (Taiwan), LS Cable Ltd. and LG Electronics (both of South Korea). TOFA’s diversified customer base has lowered its risk of reliance on a small number of clients to keep the business growing. TOFA’s five largest customers in terms of net sales during the last three years were (amounts presented in US$ in thousands):

Customer Name	2008	2009	2010
Radio Frequency Systems GMBH		$550	$2,896
Jiangsu Hengxin Technology Co., Ltd.	$640	1,522	3,397
Dalian Shente Power Cable Co. Ltd.	991	1,757	2,058
HUA TONG	1,920	2,330	1,159
LS Cable Ltd.	270	760	1,616

Unit sales price of TOFA’s CCA products is determined according to a pre-agreed formula (which is equal to the sum of the average copper price for spot delivery on the Shanghai Futures Exchange multiplied by a factor of 30% to 40% (depending on the form of final output) plus the average aluminum price for spot delivery multiplied by a factor of 60% to 70% (again, depending on the form of final output) plus processing fees). This price is exclusive of packaging and transportation costs.

Competition

Based on customer feedback, internal marketing data related to the CCA market in China, our patented technology and expertise as evidenced by our participation as a principal party in the drafting of China’s industrial standards for the use of CCA and CCS wire in the electronic industry in China, we believe that the TOFA name is highly regarded by its customers and throughout the industry in China and recognized as a key player in the composite materials industry in China.

The following table sets forth TOFA’s primary competitors in the various industries where CCA is currently being applied in China, based solely on the experience of TOFA’s management, coupled with periodic discussions with industry experts:

Industry	Company Name

Telecommunications RF Cable*	Fushi Int’l (Dalian) Bimetal Wires & Cables Co. Ltd. (a subsidiary of Fushi Copperweld Inc.)
Zhangjiagang Liangsheng Composite Bimetal Materials Co.
Suzhou Nanfang Xinda Bimetal Materials Co. Ltd.

Home Electrical Appliances**	Zhangjiagang Shingtian Metal Wires Co. Ltd.
Suzhou Nanfang Xinda Bimetal Wires Co. Ltd.
Fushi Int’l (Dalian) Bimetal Wires & Cables Co. Ltd.

Electrical Power***	Fushi Int’l (Dalian) Bimetal Wires & Cables Co. Ltd.

*	The total size for the telecommunications market is approximately 20,000 tons per annum, of which about 60% is the radio frequency (RF) cable market.

**
The total size of the home electrical appliance market is approximately 10,000 tons per annum.  TOFA used to have a more robust presence in the home electrical appliances CCA market; however, because of the lower margin and generally longer credit period afforded to customers in this market, TOFA has begun switching its resources to concentrate on CCA products and market that yield higher returns like the telecommunication and power cables industries.

***	The use of CCA cable for the electrical power industry in China is just beginning with annual demand estimated at 3,000 tons.

This achievement is the result of extremely strong and aggressive dedication to research and development, as well as the quality of the products that it puts out. TOFA was the first Chinese company to enter the CCA industry in 1997 and its coating and welding processes were awarded the first patent in China’s CCA industry from the State Patent Office.  TOFA has since been granted six patents for its CCA technology.  No other company in China possesses such patented technology.  Additionally, TOFA’s use of the intelligent, composite bimetallic material machinery developed and patented by Tongda for the production of its CCA wire (which is currently unique within China) enhances TOFA’s product and, by extension, its reputation.  Further, the fact that it had been one of the principal parties to draft the industrial standards for the CCA wires for use in the electronic industry when such wires were introduced to the local market has also helped TOFA build a recognizable brand name. At present, it is also participating in drafting CCA wire industrial standards for use by all industries in China.

In fact, because of the rather high barrier to entry in terms of the production technologies required, our management believes that there are less than fifty players in the industry in the whole of China and among them, only twenty or so can be considered as having decent productions.

Of the top three or four players, Fushi Copperweld believes it is one of the largest bimetal producer in the world in terms of manufacturing capacity. Fushi has acquired manufacturing plants in the US and the UK, which have resulted in its gaining substantial market share in the international market. Despite having a smaller scale than Fushi Copperweld; TOFA management believes that it is very competitive because of its research and development capability, proprietary technologies and the brand name it has built up.

Research and Development; Intellectual Property Rights

TOFA has placed great emphasis on research and development since its formation in 1997. Having been a pioneer in the R&D of CCA wire from inception, TOFA now seeks to expand its reach by developing superior CCS wire and is exploring the development of CCA and CCS boards to complement its current business. Research and development costs are charged to expense as incurred.  These costs mainly consist of remuneration for the staff and material costs.  TOFA incurred $119,879 and $110,173 in research and development costs for the years ended December 31, 2010 and 2009, respectively.

TOFA has been granted a total of six patents by the Chinese Government on their CCA wire products. The term of each of these patents runs from September 20, 2009 through September 19, 2019.  They include:

•	Conducting wires used grounding in lightning rods (ZL 200520117626.7);

•	Ultra high-voltage grant span power transmission cable (ZL 200520117631.8);

•	Conducting wires used for making braid and plug electronic components (ZL200520117628.6);

•	Bearing and trolley wire used for electrified railway (ZL200520117625.2);

•	High-voltage power cables of 66KV and below (ZL200520117629.0); and

•	Shaped wires used for high and low voltage distribution equipment (ZL200520117635.2).

Dalian Tongda Equipment Technology Development Co., Ltd.

In 2008, Tongda was incorporated to engage in the research, development, production, manufacturing and distribution of intelligent composite bimetal materials manufacturing equipment. Tongda also provides consultancy services to customers with regard to such production technologies. All bimetallic composite materials production lines manufactured by Tongda employ a number of independent patented technologies that enable fully automated and intelligent control over raw material supply, clad-welding and finished product collection. The entire bimetallic composite material production process is monitored by a programmable logic controller (“PLC”) to ensure coordinated action of the various parts making up the production line. Tongda’s automated bimetallic composite materials production lines are the first of their kind to be introduced and marketed in the PRC.

Products and Services

Tongda produces a series of fully-automated, intelligent composite bimetal materials manufacturing equipment and facilities for the production of CCA wire and CCAM wire of various thicknesses (from 0.04 mm to 17 mm) and CCS wires with diameters less than 1.66 mm. Tongda is researching into production equipment that could produce CCS wires of diameters up to 7.5 mm, which requires more advanced technology to bond the constituent metals, and expects such equipment to be available in second half of 2011. The Tongda composite bimetal materials producing equipment is innovative in China as there was no domestically produced equipment of such kind in the market before. Apart from the automatic, intelligent composite bimetal materials manufacture equipment, Tongda also produces the following stand-alone machines and equipment used during the composite bimetal materials production process;

•	wire-drawing machines;

•	metal feeding devices;

•	wire collection devices;

•	waste materials pressing machines;

•	copper belt connecting devices;

•	copper belt buffers;

•	inverted cleaning detection devices;

•	inverted bare wire devices; and

•	hydraulic cooling connecting devices.

The availability of automated bimetallic composite material production lines and related equipment has made the manufacturing of the composite bimetal materials more cost effective and reduced total production time.

Traditionally, manufacturing of composite bimetallic materials was carried out via a number of discrete tasks - from cleaning of the raw metals, to loading the raw metals onto feeding wheels, to welding the raw metals into one wire, to collection of the finish products. These steps were each done on a separate machine and production was limited by the length of the ribbons and rods that could be input into the various machines. Tongda’s advanced design, which combines a built-in raw material feeding device, intelligent welding device and finished product collection device into one piece of equipment, makes it possible to produce high quality composite bimetal wires continuously. This is a breakthrough in the production mechanism in the industry in China. So, with the use of the intelligent production equipment from Tongda, the very complicated process of composite bimetal material production has become simplified.

When compared to the old generation equipment in Tongda’s internal testing process, the employment of the intelligent production lines from Tongda increases production efficiency by about 33% and lowers material wastage by 3%. Under the traditional system of manufacturing, raw material is lost in the feeding process and during the joining of one batch to the next for a continuous wire. Because of the high precision of the intelligent production lines, the copper ribbons used can be 20% thinner than those to be processed using the old machines. As a result, the material cost and hence the production cost is substantially lower.

The production process is more environmentally friendly. The intelligent design uses a mechanical peeling process to scratch off the outer layer of the aluminum rod, replacing the need to clean the surface of the metals with an alkali solution, thereby eliminating the waste water that would otherwise be generated from the cleaning of the raw materials. There is also a lower level of noise generated using Tongda’s intelligent production equipment when compared to the traditional bimetal materials production equipment.

Production Facilities

Tongda’s production plant is located at Youjia Village, Xinzhaizi Street, Ganjingzi District, Dalian, Liaoning Province, China and has a gross floor area of 2,500 sq meters standing on a site of 5,000 sq meters. It is equipped with a full line of cutting and welding facilities as well as drawing and testing facilities. The annual capacity of this plant is 18 to 24 sets of top-of-the-line intelligent composite bimetal wires production lines and composite wire drawing equipment.  Tongda currently leases this facility for the period from July 1, 2008 to June 30, 2013.  The annual lease amount is $9,400.

Employees

Tongda currently employs 41 individuals, all of whom are full time employees.

Suppliers

To minimize the carrying and management costs, Tongda organizes its raw material purchases in such a way to keep inventory to a minimum. It keeps adequate supplies of those parts and raw materials required for the manufacture of two intelligent production lines, which require a delivery lead time of two months and above. With respect to the manufacture of its other machines and products, Tongda generally keeps only a small reserve of parts and raw materials and can easily order the materials required for production as an order comes in to the company. Tongda normally pays a deposit of 30% on signing a purchase order with its suppliers and settles in full when the supplies are received.

In 2010, Tongda’s major suppliers were:

Parts/ Raw Material	Supplier	Percentage of Material Purchased Annually
	Dalian Haide Steel Co Ltd	58%
Steel	Dalian Xinhuisheng Commerce and Trade Co Ltd	26%
	Dalian Pengda Steel Material Co Ltd	15%

Standard Parts and Components	Harbin Axle Group (Dalian) Co	42%
	Dalian Jiaerling Aero Hydraulic Sales Office	40%
	Dalian Hardiwei Electrical and Mechanical Co	15%

Decelerating Devices	Jiangsu Changzhou Guomao Decelerating Devices Group	61%
	Zhejiang Tongli Heavy Wheel Stock Co Ltd	20%
	Jilin Jite Machinery Co Ltd	14%

Machinery and Parts	Dalian Weiyun Plastic Machinery Co Ltd	29%
	Dalian Shahekou Xudong Machines	18%
	Dalian Bosheng Machinery Co Ltd	20%

Sales and Marketing

Within China, Tongda has taken a very careful approach in choosing its customers for its intelligent bimetal materials production lines to avoid creating more competition within the high margin production area. As a result, a significant majority of these products are intended for the international market, with initial focus on South Korea. In 2010, Tongda entered into an agreement with a distribution agent in South Korea to exclusively market its products in that country. A similar arrangement is currently being negotiated with a distribution agent in India and the company anticipates that it will be in effect within the first half of 2011. In addition, Tongda provides consultancy services to its South Korean customers, advising them on the overall strategy of their composite materials production and conducting turnkey projects for related production lines and equipment. Tongda plans to expand its overseas presence going forward.

To the extent that Tongda sells its bimetal materials production lines in China, it is anticipated that, with the exception of sales to TOFA, any sales are limited to companies producing CCA solely for use in home electronic appliances (so-called lower margin products) that would not compete with TOFA.

With respect to its other machines, such as its semi automatic bimetal material production equipment and peripheral devices, Tongda sells its products domestically to customers that do not constitute direct competition to TOFA. Sales of such equipment and devices contributes approximately 10% to the revenue of Tongda.

Tongda’s five largest customers in terms of net sales since it began producing and selling its products were (amounts presented in US$ in thousands):

Customer Name	2009	2010
Yixing Tongxin	$730	$2,989
TOFA	440	341
Tianjin Wanbo		745
Dalian Brooke		745
Shenzhen TOFA		505

With respect to intelligent composite bimetal production lines, customers pay a deposit equivalent to 50% of the purchase price on signing of the purchase contract. Another 40% of the purchase price is paid on delivery of the machinery, a further 5% is paid on satisfactory completion of a trial run and the balance is paid three months after installation. On completion of the trial run, a time locking program in the equipment is initiated as safeguard on the collection of the balance of the purchase price as required under the original contract.

Competition

Tongda is the only private corporation in China that possesses the patented technology that it uses in the production of intelligent composite bimetal materials production lines. As a result, management is of the opinion that Tongda is a leader in the business and there is no domestic competition with respect to the production of intelligent composite bimetal materials manufacturing equipment in China.

As we discussed above, with the exception of sales to TOFA, the majority of Tongda’s intelligent composite bimetal production lines are intended for the international market or for lower margin producers of CCA wire. Internationally, we believe that our primary competition is Nexans Deutschland GmbH, a German subsidiary of French cable maker Nexans SA, that produces similar lines of products as our intelligent bimetal materials production equipment with clad welding technology. Fushi Int’l (Dalian) Bimetal Wires & Cables Co. Ltd. uses an intelligent production line licensed from Nexans by Fushi Copperweld, Inc. Outside of this competitor, we are not aware of any products that are currently available using similar intelligent technology. As we have just begun promoting our products to the international market, we do not have an estimate for the market share that we capture, although we expect very satisfying results for 2011.

Research and Development; Intellectual Property Rights

Since its inception in 2008, Tongda has devoted significant resources to the research and development of its hardware and production capabilities, understanding that the development of superior manufacturing was essential to its business strategy.  Research and development costs are charged to expense as incurred.  These costs mainly consist of remuneration for the staff and material costs.  Tongda incurred $51,742 and $22,007 in research and development costs for the years ended December 31, 2010 and 2009, respectively.  In the short span of time from incorporation to the present date, Tongda has already been granted ten patents by the Chinese authorities relating its products and production technology. In August 2008, Tongda also received ISO9001:2000 certification. Tongda’s patents include:

•	Bimetal composite wires efficient production line (ZL200710012349.7) – the term of this patent runs from May 9, 2010 through May 8, 2020;

•	Copper ribbon supplier for bimetal composite wires production equipment using clad-welding technology (ZL200720012439.1) – the term of this patent runs from April 16, 2008 through April 15, 2018;

•	Bimetal wires blank continuous coated welding gun clamping device (ZL200810010173.6) – the term of this patent runs from May 17, 2010 through May 16, 2020;

•
Automatic degreasing device for copper belt used for bimetal composite wires blank coated welding production (ZL200720015302.1) – the term of this patent runs from August 6, 2008 through August 5, 2018;

•	Bimetal wires blank vertical molding wheel device (ZL200820010358.2) – the term of this patent runs from November 19, 2008 through November 18, 2018;

•	Drive with clutch function in bimetal wires blank coated welding drawing equipment (ZL200820010355.9) – the term of this patent runs from November 19, 2008 through November 18, 2018;

•	Bimetal wires blank coated welding equipment rapid replacement of tungsten rod device (ZL200820010414.2) – the term of this patent runs from November 19, 2008 through November 18, 2018;

•	Wire surface processor with peeling function (ZL200820199015.5) – the term of this patent runs from October 21, 2009 through October 20, 2019;

•	Wire surface treatment device (ZL200820189880.1) – the term of this patent runs from November 4, 2009 through November 3, 2019; and

•	Copper belt polishing machines (ZL200920166770.8) – the term of this patent runs from April 14, 2010 through April 13, 2020.

Government Regulation applicable to TOFA and Tongda

TOFA and Tongda are subject to rules and regulations imposed by a wide range of governmental authorities and are diligent in maintaining an awareness of those rules.  Their headquarters and manufacturing facilities are located in the PRC and as such, it is subject to various tax and business governance rules and regulations imposed by the PRC and its political subdivisions. Failure to comply with the various government regulations can have a negative impact on our company; therefore we are diligent in our compliance with these rules and regulations.  We are in compliance with all material respects of such laws, regulations, rules, specifications and have obtained all material permits, approvals and registrations relating to human health and safety and the environment. In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties. We make capital expenditures from time to time to stay in compliance with applicable laws and regulations.

In 2009 and 2010, TOFA incurred expenses of $1,692 and $1,846, respectively, to comply with governmental regulations in China and $3,628 and $3,785, respectively, to comply with environmental regulations in China.  During the same period, Tongda incurred expenses of $923 and $923, respectively, to comply with governmental regulations in China and $1,292 and $1,338, respectively, to comply with environmental regulations in China.

Environmental Compliance

As we conduct our manufacturing activities in China, we are subject to the requirements of PRC environmental laws and regulations on air emission, waste water discharge, solid waste and noise. The major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Air Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution. We aim to comply with environmental laws and regulations and have received our ISO 14001:2004 Environmental Management System Certificate for environmental compliance. The ISO 14001:2004 standard is intended to help companies minimize the environmental impact of the production process. The standard includes a set of internationally accepted specifications for environmental management systems created by the International Organization for Standardization. The standards for certification include three major areas: (1) Management systems - systems development and integration of environmental responsibilities into a company's planning; (2) Operations - consumption of natural resources and energy; and (3) Environmental systems - measuring, assessing, and managing emissions, effluents, and other waste streams.

We do not believe that the costs and compliance with applicable environmental laws materially impact our business. The traditional electro-plating production process is a potential eco-hazard, releasing high levels of pollutants into the atmosphere.  In Liaoning province alone, governmental regulators have forced the permanent closure of two metal material producers and the temporary shut down of 34 more while they search for a way to reduce the level of harmful emissions from their facilities.  Seven additional manufacturers have been ordered to reduce their level of emissions.  Similar environmental crackdowns are being felt throughout other provinces in China.  The Chinese government continues to introduce more stringent environmental regulations for the production of electro-plating with the goal of reducing or eliminating the production of harmful levels of acid and alkali residue, as well as toxic levels of cyanide.  In the composite bimetallic material industry, this environmental liability is virtually eliminated.  CCA and CCS wire saves a lot of the scarcity of copper resources and the coated welding production process does not pollute the environment.

Additionally, the production process for our intelligent composite bimetal materials manufacturing equipment is more environmentally friendly. The intelligent design uses a mechanical peeling process to scratch off the outer layer of the aluminum rod, replacing the need to clean the surface of the metals with an alkali solution, thereby eliminating the waste water that would otherwise be generated from the cleaning of the raw materials. There is also a lower level of noise generated using Tongda’s intelligent production equipment when compared to the traditional bimetal materials production equipment.

We are not subject to any admonitions, penalties, investigations or inquiries imposed by the environmental regulators, nor are we subject to any claims or legal proceedings to which we are named as defendant for violation of any environmental law or regulation. We do not have any reasonable basis to believe that there is any threatened claim, action or legal proceedings against us that would have a material adverse effect on our business, financial condition or results of operations.

Tax

Pursuant to the Provisional Regulation of China on Value Added Tax (“VAT”) and their implementing rules, all entities and individuals that are engaged in the sale of goods, the provision of repairs and replacement services and the importation of goods in China are generally required to pay VAT at a rate of 17.0% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer. Further, when exporting goods, the exporter is entitled to a portion of or a full refund of the VAT that it has already paid or borne.

Foreign Currency Exchange

Under the PRC Regulations for the Control of Foreign Exchange (2nd Version), Part III – Control of Foreign Exchange on the Capital Account, which is applicable to us, the RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Conversion of RMB for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of the PRC State Administration of Foreign Exchange, or SAFE. Foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign-invested enterprises outside of are also subject to limitations, which include approvals by the Ministry of Commerce, the SAFE and the State Reform and Development Commission.

Dividend Distributions

Under the PRC regulations on the Implementation of Foreign-Invested Company Law, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with the PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China are required to set aside at least 10% of their after-tax profit based on the PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Development Strategies for TOFA and Tongda

1.	Concentrate on New Products

Composite bimetallic wires are widely applied in the electricity/power, telecommunication, IT, auto, home electrical and electronic appliances industries; but different applications require very different specifications for the wires. We intend to move into the production of CCA wire for use in power cables.  Management believes that we possess the technical expertise to develop, produce and install power cables that would be attractive to current and future clients.

2.	Diversify Production into New Materials and Product Lines

TOFA intends to expand its composite bimetallic wire production of CCS wire. We believe that expansion in this area is an excellent complement to our existing business and will provide us access to international markets, including the US and Europe. Lead time of about 12 months is required for the installation of appropriate facilities before production can commence.

TOFA also intends to develop CCA boards to complement its existing product line. During power transmission, power cables are connected from the source to the end users via a number of transformers. Traditionally, a large number of copper boards are employed in the transformers as connecting bodies. With the development of CCA products, management believes that it would be advantageous to our customers to provide the option to replace heavy, expensive copper boards with lighter, more cost-effective CCA boards.  Our employees have the technological know-how to develop attractive CCA boards and we intend to set up production facilities for CCA boards by the end of 2012.

At this time we are unable to estimate the cost associated with the development and expansion of these product lines.

3.	Closer Cooperation with Existing Customers

With the availability of intelligent bimetallic wire production lines from Tongda, TOFA is in a position to offer closer cooperation to its customers. The operating model calls for TOFA to purchase and install Tongda’s intelligent production lines in premises adjacent to select customers who would guarantee a certain order quantity, and the CCA wires produced will all be sold to that customer. The purpose is to secure long term orders from the customers by providing them with guaranteed and timely supply of the CCA products.

4.	Further Research and Development

To maintain its competitive edge, TOFA will continue to develop new products as well as its production technology. Tongda will expand its research into the manufacturing of intelligent production lines for CCS wires and for CCA boards.

5.	Expanding Market Share through Acquisitions

We intend to locate a number of CCA manufacturers with good potential to be targets of acquisitions. Tongda will provide the targets with intelligent CCA production lines and will have them installed in their plants. In exchange, we will acquire a certain percentage of the equity interest, though not necessarily absolute majority, in the target.

RISK FACTORS

Our business and an investment in our securities are subject to a variety of risks. The following risk factors describe the most significant events, facts or circumstances that we believe could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan, and the market price for our securities. Many of these events are outside of our control. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our securities could decline and investors in our securities could lose all or part of their investment.

Risks Related to Our Business

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, access to capital and cost of capital.

The capital and credit markets have been experiencing extreme volatility and disruption in recent months, including, among other things, extreme volatility in securities prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining valuations of others. Governments have taken unprecedented actions intended to address extreme market conditions that have included severely restricted credit and declines in real estate values. In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers. While currently these conditions have not impaired our ability to utilize our current credit facilities and finance our operations, there can be no assurance that there will not be a further deterioration in financial markets and confidence in major economies such that our ability to access credit markets and finance our operations might be impaired. Adverse market conditions may limit our ability to replace, in a timely manner, maturing liabilities and access the capital necessary to operate and grow our business. As such, we may be forced to delay raising capital or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. Demand for our products is vulnerable to economic downturns. The worsening of economic condition could result in a decrease in or cancellation of orders for our products. We are unable to predict the duration and severity of the current disruption in financial markets and the global adverse economic conditions and the effect such events might have on our business. Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by disruptions in the financial markets. Further, any decreased collectability of accounts receivable or early termination of sales contracts due to the current deterioration in economic conditions could negatively impact our results of operations.

We may encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenue.

The bimetallic industry is becoming increasingly competitive in China. The principal elements of competition in the bimetallic industry are, in our opinion, pricing, payment terms, product availability and quality. Our major competitors with substantially greater resources than us may be better able to successfully endure downturns in our industrial sector. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet the competition or maintain selling prices, which may sacrifice market share. Sales and overall profitability would be reduced under either scenario. In addition, we cannot assure you that additional competitors will not enter our markets, or that we will be able to compete successfully against existing or new competition.

We may not be able to effectively control and manage our growth.

If our business and markets continue to grow and develop as we expect, it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding product offerings and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management and facilities. Failure to manage this growth and expansion could interrupt or adversely affect our operations, cause production backlogs, longer product development time frames and administrative inefficiencies.

Quarterly operating results may fluctuate due to factors beyond our control, including customer demand and raw materials pricing.

Our quarterly results of operations may fluctuate as a result of a number of factors, including fluctuation in the demand for our products and changes in the price of copper, which directly affects the prices of our products and may influence demand. Quarter-to-quarter comparisons of results of operations have been and will be impacted by the volume of such orders and shipments. In addition, our operating results each quarter could be adversely affected by the following factors, among others, such as variations in the mix of product sales, price changes in response to competitive factors, increases in raw material costs and other significant costs, increases in utility costs (particularly electricity), various types of insurance coverage and interruptions in plant operations. Some uses of our products are subject to seasonality factors which can affect our quarter to quarter results as well.

Fluctuating copper prices impact our business and operating results.

The copper industry is highly volatile and cyclical in nature. Copper prices, which have increased over the past several years followed by more recent sharp declines, have varied significantly and may vary significantly in the future. This affects our business both positively and negatively. Since our products are a substitute for pure copper wire, higher copper prices increase demand for our products, while lower copper prices can decrease demand. Numerous factors influence copper price. These factors include general economic conditions, industry capacity utilization, import duties and other trade restrictions. We cannot predict copper prices in the future or the effect of fluctuations in the costs of copper on our future operating results. We mitigate the impact of changing raw material prices by attempting to pass changes in prices to our customers by adjusting prices at least monthly to reflect changes in raw material prices, as is customary in the industry. We may not be able to adjust our product prices rapidly enough in the short-term to recover the costs of increases in raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material costs to our customers.

Shortages or disruptions in the availability of raw materials could have a material adverse effect on our business.

Aluminum rods and copper strips, our principal raw materials, collectively accounted for approximately 77.4% of our costs of goods sold during the fiscal year ended December 31, 2010. We expect that raw materials will continue to account for a significant portion of our cost of goods sold in the future. The prices of raw materials fluctuate because of general economic conditions, global supply and demand and other factors causing monthly variations in the costs of our raw materials purchases. The macro-economic factors, together with labor and other business interruptions experienced by certain suppliers, have contributed to periodic shortages in the supply of raw materials, and such shortages may increase in the future. If we are unable to procure adequate supplies of raw material to meet our future production needs and customer demand, shortages could result in a material loss of customers and revenues and adversely impact our results of operations. In addition, supply shortages or disruptions or the loss of suppliers may cause us to procure our raw materials from less cost effective sources and may have a material adverse affect on our business, revenues and results of operations.

We depend on a few suppliers for a significant portion of our principal raw materials and we do not have any long-term supply contracts with our raw materials suppliers. Interruptions of production at our key suppliers may affect our results of operations and financial performance.

We rely on a limited number of suppliers for most of the raw materials we use. During the fiscal year ended December 31, 2010, purchases from our four largest suppliers of metal raw materials represented approximately 79.6% of our total raw material purchases. Interruptions or shortages of supplies from our key suppliers of raw materials could disrupt production or impact our ability to increase production and sales. We do not have long-term or volume purchase agreements with most of our suppliers and we may have limited options in the short-term for alternative supply if these suppliers fail for any reason, including their business failure or financial difficulties, to continue the supply of materials or components. Moreover, identifying and accessing alternative sources may increase our costs. Interruptions at our key suppliers could negatively impact our results of operations, financial performance and the price of our common stock.

Due to increased volatility of raw material prices, the timing lag between the raw material purchase and product pricing can negatively impact our profitability.

Volatility in the prices of raw materials, among other factors, may adversely impact our ability to accurately forecast demand and may have a material adverse impact on our results of operations. For example, our manufacturing activities are determined, and raw materials purchases scheduled, upon forecasted demand while sales prices are determined at the time of order placement, subject to adjustment at fulfillment. The lag between the point when raw materials are acquired in advance and the point when products are actually priced may impact us both positively and negatively, resulting in increased or reduced profitability. In addition, we routinely maintain a certain level of finished goods inventories to meet near term expected demand. Pricing for the sale of these inventories is generally based on current raw material prices. Rapid declines in the price of raw materials may result in our inventories being carried at costs in excess of net realizable value and may have an adverse effect on our results of operations and the price of our common stock.

We rely on short-term financing from banks for our daily operation.

We rely on short-term borrowings to fund our financing needs. If we fail to achieve timely rollover, extension or refinancing of our short-term debt, we may be unable to meet our obligations in connection with debt service, accounts payable and/or other liabilities when they become due and payable. In China, short-term bank loans generally mature in one year or less and contain no specific renewal terms. However, it is customary practice for banks and borrowers to negotiate roll-overs or renewals of short-term borrowings on an on-going basis shortly before they mature. Although we have renewed our short-term borrowings in the past, we cannot assure you that we will be able to renew these loans in the future as they mature. If we are unable to obtain renewals of these loans or sufficient alternative funding on reasonable terms from banks or other parties, we will have to repay these borrowings with the cash on our balance sheet or cash generated by our future operations, if any. We cannot assure you that our business will generate sufficient cash flow from operations to repay these borrowings. In addition, we may be exposed to changes in interest rates. If interest rates increase substantially, our results of operations could be adversely affected.

Substantial defaults by our customers on accounts receivable could have a material adverse affect on our liquidity and results of operations.

A substantial portion of our working capital consists of accounts receivable from customers. If customers responsible for a significant amount of accounts receivable were to become insolvent or otherwise unable to pay for our products, or unable to make payments in a timely manner, our liquidity and results of operations could be materially adversely affected. An economic or industry downturn could materially adversely affect the servicing of these accounts receivable, which could result in longer payment cycles, increased collections costs and defaults in excess of management’s expectations. A significant deterioration in our ability to collect on accounts receivable could affect our cash flow and working capital position and could also impact the cost or availability of financing available to us.

We face manufacturing challenges due to difficulties in forecasting customer demand.

The volume and timing of sales to our customers may vary due to: variation in demand for our customers’ products; our customers’ attempts to manage their inventory; design changes; changes in our customers’ manufacturing strategy; and acquisitions of or consolidations among customers. Due in part to these factors, many of our customers do not commit to long-term production schedules. Our inability to forecast the level of customer orders with certainty makes it difficult to schedule production and maximize utilization of manufacturing capacity. Customers may cancel their orders, change production quantities or delay production for a number of reasons and such actions could negatively impact our operating results. In addition, we make significant operating decisions based on our estimates of customer requirements. The short-term nature of our customers’ commitments and the possibility of rapid changes in demand for their products reduce our ability to accurately estimate the future requirements of those customers.

If we fail to accurately project market demand for our products, our business expansion plan could be jeopardized and our financial condition and results of operations will suffer.

We plan to increase our annual manufacturing capacity by building facilities for the production of CCA electricity and power cables and CCA boards, to meet an expected increase in demand for our products in the Asia Pacific region. Our decision to increase our manufacturing capacity was based primarily on our projected increases in our sales volume and growth in the size of the bimetallic market in China. If actual customer orders are less than our projected market demand, we may suffer overcapacity problems and may have to leave capacity idle, which can reduce our overall profitability and hurt our financial condition and results of operations.

We face risks associated with future investments or acquisitions.

An element of our growth strategy is to invest in or acquire businesses that will enable us, among other things, to expand our manufacturing capacity and the products we offer. However, we may be unable to identify suitable investment or acquisition candidates or may be unable to make these investments or acquisitions on commercially reasonable terms, if at all.

If we complete an investment or acquisition, we may not realize the anticipated benefits from the transaction. Integrating an acquired business is distracting and time consuming, as well as a potentially expensive process. The successful integration of any acquired businesses requires us to:

•	integrate and retain key management, sales, research and development, production and other personnel;

•	incorporate the acquired products or capabilities into our offerings from an engineering, sales and marketing perspective;

•	coordinate research and development efforts;

•	integrate and support pre-existing supplier, distribution and customer relationships; and

•	consolidate duplicate facilities and functions and combine back office accounting, order processing and support functions.

Geographic distance between business operations, the compatibility of the technologies and operations being integrated and the disparate corporate cultures being combined also present significant challenges. Acquired businesses are likely to have different standards, controls, contracts, procedures and policies, making it more difficult to implement and harmonize company-wide financial, accounting, billing, information and other systems. Our focus on integrating operations may also distract attention from our day-to-day business and may disrupt key research and development, marketing or sales efforts. If we cannot overcome these challenges, we may not realize actual benefits from future acquisitions, which will impair our overall business results.

Our inability or failure to protect our intellectual property rights may significantly and materially impact our business, financial condition and results of operations.

Protection of our proprietary processes, methods and other technology is important to our business. We generally rely on a combination of the patent, trade secret, trademark and copyright laws of the PRC, as well as licenses and nondisclosure and confidentiality agreements, to protect our intellectual property rights. The patent, trademark, copyright and trade secret laws of some countries, though, including the PRC, may not protect our intellectual property rights to the same extent as the laws of the U.S.

Failure to protect our intellectual property rights may result in the loss of valuable proprietary technologies. Additionally, some of our technologies are not covered by any patent or patent application and, even if a patent application has been filed, it may not result in an issued patent. If patents are issued to us, those patents may not provide meaningful protection against competitors or against competitive technologies. In addition, upon the expiration of patents issued to us, we will be unable to prevent our competitors from using or introducing products using the formerly-patented technology. As a result, we may be faced with increased competition and our results of operations may be adversely affected. We cannot assure you that our intellectual property rights will not be challenged, invalidated, circumvented or rendered unenforceable.

We also rely upon unpatented proprietary manufacturing expertise, continuing technological innovation and other trade secrets to develop and maintain our competitive position. While we generally enter into confidentiality/non-disclosure agreements with our employees and third parties to protect our intellectual property, we cannot assure you that our confidentiality/non-disclosure agreements will not be breached, that they will provide meaningful protection for our trade secrets and proprietary manufacturing expertise or that adequate remedies will be available in the event of an unauthorized use or disclosure of our trade secrets or manufacturing expertise.

Our intellectual property rights may be challenged or infringed upon by third parties or we may be unable to maintain, renew or enter into new license agreements that are important to our business with third-party owners of intellectual property on reasonable terms. We could also face patent infringement claims from our competitors or others alleging that our processes or products infringe on their proprietary technologies. If we are found to be infringing on the proprietary technology of others, we may be liable for damages, and we may be required to change our processes, to redesign our products partially or completely, to pay to use the technology of others or to stop using certain technologies or producing the infringing product(s) entirely. Even if we ultimately prevail in an infringement suit, the existence of the suit could prompt customers to switch to products that are not the subject of infringement suits. We may not prevail in any intellectual property litigation and such litigation may result in significant legal costs or otherwise impede our ability to produce and distribute key products.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

As a manufacturer, we are subject to various Chinese environmental laws and regulations on air emission, waste water discharge, solid wastes and noise. Although we believe that our operations are in substantial compliance with current environmental laws and regulations, we may not be able to comply with these regulations at all times as the Chinese environmental legal regime is evolving and becoming more stringent. Therefore, if the Chinese government imposes more stringent regulations in the future, we will have to incur additional and potentially substantial costs and expenses in order to comply with new regulations, which may negatively affect our results of operations. If we fail to comply with any of the present or future environmental regulations in any material aspects, we may suffer from negative publicity and may be required to pay substantial fines, suspend or even cease operations.

Our internal procedures require regular monitoring of our processes to assure that we do not violate environmental standards. Failure to comply with applicable environmental laws and regulations may materially and adversely affect our business, financial condition and results of operations.

We do not presently maintain product liability insurance in the PRC, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance in China. We cannot assure you that we would not face liability in the event of the failure of any of our products. This is particularly true given our plan to significantly expand our sales into international markets, like the United States, where product liability claims are more prevalent. We do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC. In the event of a significant product liability claim or other uninsured event, our financial results and the price of our common stock may be adversely affected.

We do not maintain a reserve fund for warranty or defective products claims. Our costs could substantially increase if we experience a significant number of warranty claims.

Our product warranties against technical defects of our copper-clad products wires vary, depending on our purchase orders with customers. The warranties require us to replace defective components and pay for the losses customers incur from defective products or a certain percentage of the purchase price as liquidated damages for our failure to meet the specified product specifications and packaging requirements in the purchase orders. We have not established any reserve funds for potential warranty claims since historically we have experienced few warranty claims for our products so that the costs associated with our warranty claims have been low. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.

We could suffer significant business interruptions.

Our operations and those of our suppliers may be vulnerable to interruption by natural disasters such as earthquakes, fires, explosions, acts of terrorism or war, or government imposed restriction or reduction on industrial manufacturing activities. If a business interruption occurs, our business could be materially and adversely affected.

If we are unable to attract and retain senior management and qualified technical and sales personnel, our operations, financial condition and prospects will be materially adversely affected.

Our future success depends in part on the contributions of our management team and key technical and sales personnel and our ability to attract and retain qualified new personnel. In particular, our success depends on the continuing employment of our Chief Executive Officer, Mr. Zheng, our Chief Technology Officer, Mr. YK Wang, our Chief Operating Officer, Mr. Liu, and our Chief Financial Officer, Mr. Zhang. There is significant competition in our industry for qualified managerial, technical and sales personnel and we cannot ensure that we will be able to retain our key senior managerial, technical and sales personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future. If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

We rely on a combination of trade secret laws and confidentiality procedures to protect the patents, copyrights and technological know-how that comprise our intellectual property. We protect our technological know-how pursuant to non-disclosure and non-competition provisions contained in our employment agreements, and agreements with them to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us. Our employees are also required to acknowledge and recognize that all inventions, trade secrets, works of authorship, developments and other processes made by them during their employment are our property.

Our commercial viability depends significantly on our ability to operate without infringing the patents and other proprietary intellectual rights of third parties.

In the event that our technologies infringe or violate the patent or other proprietary intellectual rights of third parties, we may be prevented from pursuing product development, manufacturing or commercialization of our products that utilize such technologies. There may be patents or other intellectual property rights held by others of which we are unaware that contain claims that our products or operations infringe. In addition, given the complexities and uncertainties of China’s intellectual property laws, there may be patents or other intellectual property rights of which we know that we may ultimately be held to infringe, particularly if the claims are determined to be broader than we believe them to be. As a result, avoiding intellectual property infringement may be difficult.

If a third party claims that we infringe its patents or other intellectual property rights, any of the following may occur:

•	we may become liable for substantial damages for past infringement if a court decides that our technologies infringe upon a competitor’s intellectual property rights;

•
a court may prohibit us from selling or licensing our product without a license from the intellectual property holder, which may not be available on commercially acceptable terms or at all, or which may require us to pay substantial royalties or grant cross-licenses to our intellectual property; and

•	we may have to redesign our product so that it does not infringe upon the intellectual property rights of others, which may not be possible or could require substantial funds or time.

In addition, employees, consultants, contractors and others may use the trade secret information of others in their work for us or disclose our trade secret information to others. Either of these events could lead to disputes over the ownership of inventions derived from that information or expose us to potential damages or other penalties. If any of these events occurs, our business will suffer and the market price of our securities will likely decline.

We will incur costs as a result of being a public company, and the requirements of being a public company may divert management’s attention from our business and adversely affect our financial results.

As a public company, we will be subject to a number of requirements, including the reporting requirements of the Exchange Act, Sarbanes-Oxley and eventually the listing standards of Nasdaq. These requirements will cause us to incur costs and might place a strain on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. Sarbanes-Oxley requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. As a result, our management’s attention might be diverted from other business concerns, which could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we might not be able to retain our independent directors or attract new independent directors for our committees.

Currently, our books and records are maintained in the PRC under methods that are not in conformity with generally accepted accounting principles recognized in the United States (“US GAAP”) and then converted to US GAAP by accounting personnel who have limited experience in maintaining books and records and preparing financial statements in US GAAP.  This may inhibit our ability to timely file our financial statements and to establish and maintain internal controls as required by Sarbanes-Oxley and the SEC. Until we obtain such expertise, we rely on the assistance of outside advisors with expertise in US GAAP accounting to assist us in our preparation of US GAAP financial statements and our compliance with SEC reporting obligations.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our securities.

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of Sarbanes-Oxley and the rules promulgated by the SEC thereunder. Our management, including our Chief Executive Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

We will not be able to complete an acquisition of a prospective acquisition target in the PRC unless their financial statements are able to be reconciled to US GAAP in a timely manner.

Companies based in the PRC may not have properly kept financial books and records that may be reconciled with US GAAP. If we attempt to acquire a significant PRC target company and/or its assets, we would be required to obtain or prepare financial statements of the target that are prepared in accordance with and reconciled to US GAAP. Federal securities laws provide that a business combination meeting certain financial significance tests require the public acquirer to prepare and file historical and/or pro forma financial statement disclosure with the SEC. These financial statements must be prepared in accordance with, or be reconciled to US GAAP, and must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed acquisition target does not have financial statements that have been prepared in accordance with, or that can be reconciled to, US GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed acquisition target. These financial statement requirements may limit the pool of potential acquisition targets with which we may acquire and hinder our ability to expand our operations.

We are a holding company that depends on cash flow from our subsidiaries to meet our obligations.

After the share exchange, we became a holding company with no material assets other than the stock of our subsidiaries. Accordingly, all our operations will be conducted by our direct and indirect subsidiaries. We currently expect that the earnings and cash flow of our subsidiaries will primarily be retained and used by us in its operations.

All of Victor Score’s and its subsidiaries’ liabilities survived the share exchange and there may be undisclosed liabilities that could have a negative impact on our financial condition.

Before the share exchange, certain due diligence activities on the Company, Victor Score and its subsidiaries were performed. The due diligence process may not have revealed all liabilities (actual or contingent) of the Company, Victor Score or its subsidiaries that existed or which may arise in the future relating to the Company's activities before the consummation of the share exchange. Any liabilities remaining from the Company's pre-closing activities could harm our financial condition and results of operations.

Because Victor Score has become public by means of a share exchange, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with Victor Score’s becoming public through the share exchange. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our securities. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

New accounting standards could result in changes to our methods of quantifying and recording accounting transactions, and could affect our financial results and financial position.

Changes to US GAAP arise from new and revised standards, interpretations, and other guidance issued by Financial Accounting Standards Board (“FASB”), the SEC, and others. In addition, the U.S. Government may issue new or revised Cost Accounting Standards or Cost Principles. The effects of such changes may include prescribing an accounting method where none had been previously specified, prescribing a single acceptable method of accounting from among several acceptable methods that currently exist, or revoking the acceptability of a current method and replacing it with an entirely different method, among others. Such changes could result in unanticipated effects on our results of operations, financial position, and other financial measures.

Risks Related to Doing Business in China

Recent Chinese regulations relating to the establishment of offshore special purpose companies by Chinese residents and registration requirements for employee stock ownership plans or share option plans may subject our Chinese resident shareholders to personal liability and limit our ability to acquire companies in China or to inject capital into our subsidiaries in China, limit our Chinese subsidiaries' ability to distribute profits to us, or otherwise materially and adversely affect us.

The Chinese State Administration of Foreign Exchange ("SAFE") issued a public notice in October 2005 - “Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Round-trip Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies,” or SAFE Circular No. 75 -  requiring Chinese residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China established for the purpose of acquiring any assets of or equity interest in companies in China and raising funds from overseas (referred to as an “offshore special purpose company”). In addition, any Chinese resident that is a shareholder of an offshore special purpose company is required to amend his or her SAFE registration with the local SAFE branch in the event of any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China with respect to that offshore special purpose company. To further clarify the implementation of Circular 75, the SAFE issued Circular 106 - “Notice of the General Affairs Department of the State Administration of Foreign Exchange on Printing and Distributing the Implementing Rules for the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Round-trip Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies.”

SAFE has promulgated several regulations, including SAFE Circular No. 75 and, SAFE Circular No. 106. These regulations require PRC residents and PRC corporate entities to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents by virtue of their establishment or their maintaining a controlling interest in our company, and may apply to any offshore acquisitions that we make in the future. Based on our recent inquiry with our local branch of SAFE, any application to such local SAFE branch with respect to the registration of Mr. Chuan-Tao Zheng, our Chairman, President and Chief Executive Officer, and members of senior management of our company, all of whom are PRC residents and shareholders of the Company as a result of the share exchange, under SAFE Circular 75 and related rules will not be officially accepted or examined because they became shareholders of the Company as a result of the share exchange.  However, we cannot conclude that SAFE or its local branch responsible for our PRC subsidiary’s foreign exchange registrations will not later alter their position on and interpretation of the applicability of these foreign exchange regulations to our PRC resident shareholders. In the event that the registration procedures set forth in these foreign exchange regulations becomes applicable to our PRC resident shareholders, we will urge these individuals to file necessary registrations and amendments as required under SAFE Circular 75 and related rules. However, we cannot assure you that all of these individuals can successfully file or update any applicable registration or obtain the necessary approval required by these foreign exchange regulations. The failure or inability of such individuals to comply with the registration procedures set forth in these regulations may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

As these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect our business operations or future strategy. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

In December 2006, the PBOC promulgated the “Administrative Measures of Foreign Exchange Matters for Individuals,” which set forth the respective requirements for foreign exchange transactions by individuals (both PRC and non-PRC citizens) under either a current account or a capital account. In January 2007, SAFE issued implementing rules for the Administrative Measures of Foreign Exchange Matters for Individuals, which, among other things, specified approval requirements for certain capital account transactions such as a PRC citizen's participation in the employee share ownership plans or share option plans of an overseas publicly listed company. In March 2007, SAFE promulgated the “Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plan or Stock Option Plan of Overseas-Listed Company, or the Stock Option Rules.”

Under these rules, PRC citizens who participate in an employee share ownership plan or a share option plan in an overseas publicly listed company are required to register with SAFE and complete certain other procedures. For participants of an employee share ownership plan, an overseas custodian bank should be retained by the PRC agent, which could be the PRC subsidiary of such overseas publicly listed company, to hold on trusteeship all overseas assets held by such participants under the employee share ownership plan. In the case of a share option plan, the PRC agent is required to retain a financial institution with stock brokerage qualification at the place where the overseas publicly listed company is listed or a qualified institution designated by the overseas publicly listed company to handle matters in connection with the exercise or sale of share options for the share option plan participants. For participants who had already participated in an employee share ownership plan or share option plan before the date of the Stock Option Rules, the Stock Option Rules require their PRC employers or PRC agents to complete the relevant formalities within three months of the date of this rule. We and our PRC citizen employees who participate in an employee share ownership plan or a share option plan will be subject to these regulations when our company becomes a publicly listed company in the US. If we or our PRC optionees fail to comply with these regulations, we or our PRC optionees may be subject to fines and other legal or administrative sanctions. At this time, the Company does not have an employee share ownership plan or share option plan that is impacted by these rules.  However, in the future, the Company may deem it advantageous to adopt one or more such plans and will need to explore the impact of these PRC rules on such action.

Chinese regulation of loans and direct investment by offshore holding companies to Chinese entities may delay or prevent us from making loans or additional capital contributions to our operating subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We may make loans to our operating subsidiaries, or we may make additional capital contributions to our operating subsidiaries. Any loans to our operating subsidiaries are subject to Chinese regulations. For example, loans by us to one of our operating subsidiaries to finance its activities cannot exceed statutory limits and must be registered with the SAFE.

We may also decide to finance our operating subsidiaries by means of capital contributions. These capital contributions must be approved by the Ministry of Commerce or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, or if at all, with respect to future capital contributions by us to our operating subsidiaries. If we fail to receive such approvals, our ability to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary and consolidated affiliated entities. We may make loans or additional capital contributions to our PRC subsidiary or consolidated affiliated entities.

Any loans by us to our PRC subsidiary or consolidated affiliated entities, which are treated as foreign-invested enterprises under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to Dalian Xinding to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. We may also decide to finance Dalian Xinding by means of capital contributions. These capital contributions must be approved by the PRC Ministry of Commerce or its local counterpart. Due to the restrictions imposed on loans in foreign currencies extended to any PRC domestic companies, we are not likely to make such loans to our PRC subsidiary or consolidated affiliated entities, which are PRC domestic companies.

On August 29, 2008, SAFE promulgated the “Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises,” or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of Circular 142 could result in severe monetary or other penalties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, including Circular 142, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or consolidated affiliated entities or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

A return to profit repatriation controls may limit the ability to expand business and reduce the attractiveness of investing in Chinese business opportunities.

 PRC law allows enterprises owned by foreign investors to remit their profits, dividends and bonuses earned in the PRC to other countries, and the remittance does not require prior approval by SAFE. SAFE regulations required extensive documentation and reporting, some of which was burdensome and slowed payments. If there is a return to payment restrictions and reporting, the ability of a Chinese company to attract investors will be reduced. Also, current investors may not be able to obtain the profits of the business in which they own for other reasons. Relevant PRC law and regulation permit payment of dividends only from retained earnings, if any, determined in accordance with PRC accounting standards and regulations. It is possible that the PRC tax authorities may require changes in the income of the company that may limit its ability to pay dividends and other distributions to shareholders. PRC law requires companies to set aside a portion of net income to fund certain reserves, which amounts are not to distributable as dividends. These rules and possible changes could restrict TOFA and Tongda from repatriating funds to us, and ultimately, the shareholders as dividends.

The economy of China has been experiencing unprecedented growth and this has resulted in some inflation.

If the Chinese government tries to control inflation by traditional means of monetary policy or returns to planned economic techniques, our business will suffer a reduction in sales growth and expansion opportunities. The rapid growth of the Chinese economy has resulted in higher levels of inflation. If the government tries to control inflation, it may have an adverse effect on the business climate and growth of private enterprise in the PRC. An economic slow down will have an adverse effect on our sales and may increase costs. On the other hand, if inflation is allowed to proceed unchecked, our costs would likely increase, and there can be no assurance that it would be able to increase its prices to an extent that would offset the increase in its expenses.

Fluctuation in the value of the Chinese Yuan Renminbi (“RMB”) may reduce the value of your investment.

The change in value of the RMB against the U.S. Dollar (“USD” or “US$”), Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the USD. Under the current policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in a greater fluctuation range between RMB and the USD. There remains significant international pressure on China to adopt a more flexible and more market-oriented currency policy that allows a greater fluctuation in the exchange rate between the RMB and the USD. Accordingly, we expect that there will be increasing fluctuations in the RMB exchange rate against the USD in the near future. Any significant revaluation of the RMB may have a material adverse effect on the value of, and any dividends paid on, our securities in USD terms.

We are subject to international economic and political risks over which we have little or no control and may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

Our business is conducted in China. Doing business outside the United States, particularly in China, subjects us to various risks, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter our business practice in time to avoid the possibility of reduced revenues.

China's economic policies could affect our business.

Substantially all of our assets are located in China and all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China's economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but they may also have a negative effect on us. For example, operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations. The economy of China has been changing from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

We may have difficulty establishing adequate management, legal and financial controls in China.

Historically, China has not adopted a Western style of management and financial reporting concepts and practices, as well modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

China could change its policies toward private enterprise or even nationalize or expropriate private enterprises.

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, or devaluations of currency could cause a decline in the price of our securities. Nationalization or expropriation could even result in the total loss of an investment in our securities.

The nature and application of many laws of China create an uncertain environment for business operations and they could have a negative effect on us.

The legal system in China is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, China began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in China and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could cause a decline in the price of our securities. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

If certain exemptions within the PRC regarding withholding taxes are removed, TOFA and Tongda may be required to deduct Chinese corporate withholding taxes from any dividends that are paid to us which will reduce the return on investment.

Under current PRC tax laws, regulations and rulings, companies are exempt from paying withholding taxes with respect to dividends paid to shareholders outside the PRC. If the foregoing exemption is eliminated, in the future we may be required to withhold such taxes which will reduce its revenues and the amount of retained earnings that may be distributed to the shareholders.

The PRC legal system has inherent uncertainties that could limit the legal protections available to you.

Most of our assets and all of our operations are in the PRC. The Chinese legal system is based on written statutes. Prior court decisions may be cited for reference but are not binding on subsequent cases and have limited precedential value. Since 1979, the Chinese legislative bodies have promulgated laws and regulations dealing with such economic matters as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. The laws in the PRC differ from the laws in the United States and may afford less protection to our shareholders. Unlike laws in the United States, the applicable laws of China do not specifically allow shareholders to sue the directors, supervisors, officers or other shareholders on behalf of the company to enforce a claim against these parties that the company has failed to enforce itself. Therefore, any action brought against the Company or its officers and directors or its assets may be very difficult to pursue if not impossible. It is unlikely that any suit in the PRC would be able to be based on theories common in the United States or based on United States securities laws.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets.

We are a Cayman Islands holding company, with subsidiaries domiciled in the British Virgin Islands and China. Our operating entities and substantially all of our assets are located outside the United States. Additionally, all of our executive officers and our Chairman of the board of directors, are Chinese citizens living in China. As a result, it may be difficult, if not impossible, to acquire jurisdiction over either our business and its assets or our executive officers and directors in the event a lawsuit is initiated against us and/or our officers and directors by a shareholder or group of shareholders in the United States. Also, it may be extremely difficult or impossible for you to access our assets to enforce any judgments that may be rendered against us, our directors or executive offices by U.S. courts. Specifically, the courts in China may not permit the enforcement of judgments arising out of U.S. federal and state corporate, securities or similar laws. Accordingly, U.S. investors may not be able to enforce judgments against us for violation of U.S. securities laws.

Risks Related to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations, which will adversely affect our business..

Dalian Xinding manages and operates our business through TOFA and Tongda pursuant to the rights it holds under the VIE Agreements. Almost all economic benefits and risks arising from TOFA and Tongda’s operations are transferred to Dalian Xinding under these agreements. There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.

Although we believe our contractual relationships through which we control TOFA and Tongda comply with current licensing, registration and regulatory requirements of the PRC, we cannot assure you that the PRC government would agree, or that new and burdensome regulations will not be adopted in the future. If the PRC government determines that our structure or operating arrangements do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business. Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of TOFA and Tongda, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to manage and operate TOFA and Tongda under the VIE Agreements may not be as effective as direct ownership.

We conduct all of operations in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of TOFA and Tongda. However, the VIE Agreements may not be as effective in providing us with control over TOFA and Tongda as direct ownership . Under the VIE Agreements, as a legal matter, if TOFA and Tongda fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) reply on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control TOFA and Tongda, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by PRC law and provide for the resolution of disputes through court proceedings pursuant to PRC law. If TOFA and Tongda or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing TOFA and Tongda to meet its obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The VIE Agreements may be subject to audit or challenge by PRC tax authorities. A finding that we owe additional taxes could substantially reduce our net earnings and the value of your investment.

Under PRC laws and regulations, arrangements and transactions among affiliated parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax and financial consequences if the PRC tax authorities determine that the VIE Agreements do not represent arm’s-length prices. As a result of such a determination, the PRC tax authorities could adjust any of the income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions for PRC tax purposes recorded by us or TOFA and Tongda or an increase in taxable income, all of which could increase our tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on us or TOFA and Tongda for under-paid taxes.

Risks Related to the Shares

We are a "foreign private issuer" under U.S. securities laws and as a result are subject to disclosure obligations different from requirements applicable to U.S. domestic issuers.

Although we are subject to the periodic reporting requirement of the Exchange Act, the periodic disclosure required of foreign private issuers under the Exchange Act is different from periodic disclosure required of U.S. domestic issuers. Therefore, there may be less publicly available information about us than is regularly published by or about other public companies in the United States. We are exempt from certain other sections of the Exchange Act to which U.S. domestic issuers are subject, including the requirement to provide our shareholders with information statements or proxy statements that comply with the Exchange Act. In addition, insiders and large shareholders are not obligated to file reports under Section 16 of the Exchange Act, and certain corporate governance rules are inapplicable to us.

Because we are a foreign private issuer, we are exempt from certain SEC requirements that provide shareholders the protection of information that must be made available to shareholders of U.S. public companies.

Since we qualify as a foreign private issuer, we are exempt from certain provisions applicable to U.S. public companies, including:

•	The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or Current Reports on Form 8-K;

•	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•
The sections of the Exchange Act requiring insiders to file public reports of their ordinary share ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

We currently intend to continue to comply with the periodic reporting requirements of a domestic issuer; however, In the event that we decide to take advantage of the above exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the U.S. We believe that we are presently a foreign private issuer within the meaning of the rules promulgated under the Exchange Act.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

Capital requirements are difficult to plan in our rapidly changing industry. We expect that we will need additional capital to fund our future growth. Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	investors' perceptions of, and demand for, companies in our industry;

•	investors' perceptions of, and demand for, companies operating in the PRC;

•	conditions of the United States and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows;

•	governmental regulation of foreign investment in companies in particular countries;

•	economic, political and other conditions in the United States, the PRC, and other countries; and

•	governmental policies relating to foreign currency borrowings.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all. In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means. Future financings through equity investments are likely to be dilutive to our existing shareholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our strategy to maintain our growth and competitiveness or to fund our operations. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

The market price of our securities may be volatile, which could cause the value of your investment to decline or could subject us to securities class action litigation.

Many factors could cause the market price of our securities to rise and fall, including the following:

•	variations in our or our competitors’ actual or anticipated operating results;

•	variations in our or our competitors’ growth rates;

•	recruitment or departure of key personnel;

•	changes in the estimates of our operating performance or changes in recommendations by any securities analyst that follows our stock;

•	substantial sales of our securities; or

•	changes in accounting principles.

Market volatility, as well as general economic, market or potential conditions, could reduce the market price of our securities in spite of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation often has been brought against that company. Due to the potential volatility of our stock price, we therefore may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

Shares of our securities lack a trading market.

Since inception none of our securities have been quoted or listed for trading on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (“OTC Bulletin Board”) or on any national stock exchange. As a result, there is currently no liquid trading market for our securities. Although we intend to apply for quotation on the OTC Bulletin Board and anticipate that our ordinary shares will be quoted thereon, there can be no assurance if and when an active trading market in our securities will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that are quoted on the OTC Bulletin Board as opposed to securities that trade on a national exchange. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the securities, or to obtain coverage for significant news events concerning us, and the securities would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

Future sales of shares of our securities by our shareholders could cause our stock price to decline.

We cannot predict the effect, if any, that market sales of shares of our securities or the availability of shares of securities for sale will have on the market price prevailing from time to time. If our shareholders sell substantial amounts of our securities in the public market upon the effectiveness of a registration statement, or upon the expiration of any holding period under Rule 144, such sales could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our securities could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of securities issued in the share exchange will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act and the sale of such shares could have a negative impact on the price of our securities.

We may issue additional shares of our capital stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our shareholders.

Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our securities, to complete a business combination or to raise capital. The issuance of additional shares of our securities:

•	may significantly reduce the equity interest of our existing shareholders; and

•	may adversely affect prevailing market prices for our securities.

We currently do not intend to pay dividends on our securities and, consequently, your only opportunity to achieve a return on your investment is if the price of our securities appreciates.

We do not expect to pay dividends on shares of our securities in the foreseeable future. In addition, because we are a holding company, our ability to pay cash dividends on shares of our securities may be limited by restrictions on our ability to obtain sufficient funds through dividends from our subsidiaries, which may be restricted by PRC law. Subject to these restrictions, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our board of directors. Consequently, your only opportunity to achieve a return on your investment in the Company will be if the market price of our securities appreciates. For more information, see “—Dividends.”

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Company should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Form 8-K. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the sections entitled “Cautionary Notice Regarding Forward-Looking Statements,” “Description of Business” and “Risk Factors” located elsewhere in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

The Company was formed in the Cayman Islands as an exempted company on September 27, 2006. On March 15, 2011, the Company entered into and closed the Share Exchange Agreement with Victor Score, a privately held company formed under the laws of the British Virgin Islands. Pursuant to the Share Exchange Agreement, the Company acquired all of the issued and outstanding capital stock of Victor Score in exchange for 32,839,910 ordinary shares and 104,571.95 preference shares of the Company. Prior to our acquisition of Victor Score, we were in the development stage and had not yet commenced business operations. We had no interest in any property.

Victor Score was incorporated on May 13, 2010 as a British Virgin Islands business company. Victor Score is the parent company of Apex Wealth, a Hong Kong limited liability company incorporated on February 12, 2010. Apex Wealth is turn the parent of Dalian Xinding, a wholly-owned foreign enterprise incorporated in China on August 18, 2010. None of Victor Score, Apex Wealth or Dalian Xinding conducts any independent business operations. Dalian Xinding operates through a series of contractual arrangements with two VIEs - TOFA and Tongda, which are private limited companies incorporated and headquartered in Dalian, Liaoning Province, China.  We conduct no operations and have no assets exclusive of our control of TOFA and Tongda.Through our contractual arrangements with TOFA and Tongda, we are engaged in the research, development, production and distribution of composite bimetallic materials, primarily CCA, and its manufacturing equipment. We are also involved in the research and development of related production technologies and provide consultancy services on such technologies to a number of entities, within and without China.

The VIE Agreements grant Dalian Xinding the power to direct the activities that most significantly impact the Company’s economic performance and right to economic returns in the following manner:

(a)	Pursuant to the terms of the Business Operation Agreement, Dalian Xinding effectively gained management control of TOFA and Tongda.

•
Without written consent of Dalian Xinding, neither TOFA nor Tongda can enter into or consummate a transaction that might significantly affect the assets, obligations, rights and operations of TOFA or Tongda.

•
Dalian Xinding is entitled to provide advice and guidance regarding hiring and firing employees, daily operations and financial management of TOFA and Tongda, and the management of TOFA and Tongda have agreed to accept such advice and guidance.

•	Dalian Xinding is entitled to recommend all candidates for directors and executive officers of TOFA and Tongda and TOFA and Tongda have agreed to appoint the candidates recommended by Dalian Xinding.

•
TOFA and Tongda have issued a letter of authorization that authorizes designated officers of Dalian Xinding to act as their proxies and exercise all rights of shareholders at any shareholders meetings of TOFA or Tongda pursuant to PRC law and the bylaws of TOFA and Tongda.

(b)
Pursuant to the terms of the Lease Agreement, TOFA and Tongda have leased all of the property, plant and equipment of TOFA and Tongda to Dalian Xinding and Dalian Xinding possesses the right to use all of such property, plant and equipment during the lease term.

The VIE Agreements each have an initial term of 10 years and may only be extended upon the written agreement of Dalian Xinding.  We believe that the VIE Agreements provide us with substantial protection and control over the operations of the VIEs.

The share exchange is being accounted for as a "reverse acquisition," since the Victor Score shareholders own a majority of the outstanding shares of the Company's capital stock immediately following the transaction. Victor Score is deemed to be the acquiror in the reverse acquisition. As the Company, the legal acquiror, is a non-operating shell, this "reverse acquisition" is considered to be a capital transaction in substance rather than a business combination. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the share exchange will be those of Victor Score and will be recorded at the historical cost basis of Victor Score, and the consolidated financial statements after completion of the share exchange will include the assets and liabilities of the Company and Victor Score, historical operations of Victor Score and operations of the Company from the closing date of the share exchange. Except as described in this Current Report on Form 8-K, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of the Company’s capital stock pursuant to the share exchange, a change in control of the Company occurred on the date of the consummation of the transaction. The Company will continue to be a "smaller reporting company" following the share exchange.

CRITICAL ACCOUNTING POLICIES

While our significant accounting policies are more fully described in Note 2 to our financial statements, we believe the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Consolidation of Variable Interest Entities

Our consolidated financial statements include the financial statements of Dalian Xinding and TOFA and Tongda, two variable interest entities in which we are the primary beneficiary. All significant inter-company transactions and balances have been eliminated on consolidation.

We have no direct or indirect legal or equity ownership interest in TOFA or Tongda. However, through the VIE Agreements between Dalian Xinding and the shareholders of TOFA and Tongda, the shareholders of TOFA and Tongda have assigned all their rights as shareholders, including voting rights and disposition rights of their equity interests in TOFA and Tongda to Dalian Xinding, our indirect, wholly-owned subsidiary.

In accordance with Accounting Standards Codification (“ASC”) 810-10-15-14, TOFA and Tongda are deemed variable interest entities for two reasons.  First, the equity shareholders of TOFA and Tongda do not significantly enjoy the benefits of income or suffer the consequences of losses.  Second, the equity shareholders of TOFA and Tongda do not possess the direct or indirect ability through voting or similar rights to make decisions regarding their activities that have a significant effect on the success of the two companies.

Through the VIE Agreements, we have a controlling financial interest in TOFA and Tongda.  First, we have the power to direct TOFA’s and Tongda’s activities that most significantly impact the economic performance of the two companies.  Second, we have the obligation to absorb TOFA’s and Tongda’s losses and the right to receive the benefit of their incomes.  Therefore, in accordance with ASC 810-10-25-38A, we are deemed to be the primary beneficiary of TOFA and Tongda and the financial statements of TOFA and Tongda are consolidated in our consolidated financial statements.

The Company's Consolidated VIEs—Balance Sheet Classification

The following table presents the carrying amounts and classifications of consolidated assets that are collateral for consolidated VIE obligations:

	December 31,	December 31,
	2010	2009
	(As Restated)
Assets

Current assets
Cash	$2,383,703	$772,977
Restricted Cash	1,266,667	-
Accounts receivable	11,825,238	6,261,664
Inventories	5,580,175	3,188,132
Prepaid expenses and other current assets	5,521,916	3,506,321
Due from a related company owners and tax receivable	787,876	5,047,662
Other assets	9,028,504	1,598,282

Total assets of consolidated VIEs	$36,394,079	$20,375,038

The following table presents the carrying amounts and classification of the third-party liabilities of the consolidated VIEs:

	December 31,	December 31,
	2010	2009

Current liabilities
Bank loans	$7,945,543	$6,812,040
Accounts payable	3,706,251	938,088
Other liabilities	1,533,241	1,597,321

Total liabilities of consolidated VIEs	$13,185,035	$9,347,449

The consolidated VIEs included in the table above represent the two separate entities with which the Company is involved. The creditors of consolidated VIEs have legal recourse only to the assets of the VIEs and do not have such recourse to the Company. In addition, the assets are generally restricted only to pay such liabilities. Thus, the Company's maximum legal exposure to loss related to consolidated VIEs is significantly less than the carrying value of the consolidated VIE assets due to outstanding third-party financing. Intercompany liabilities are excluded from the table.

Revenue Recognition

We generate revenue primarily from manufacturing and trading copper coated aluminum wire, equipment and related products and licensing copper coated aluminum wire technology.

Licensing technology represents the revenue from the leasing of several exclusive production technologies to independent third parties.  The technologies are internally developed by Tongda’s research and development department. The production technologies related to the technical know-how in the production process have not been patented in accordance with the relevant laws and regulations of the PRC.

Revenue represents the invoiced value of goods sold and the rental income of certain production technologies to independent parties.  Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and the customer has taken ownership and assumed the risk of loss, or services have been rendered; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. We generally extend unsecured credit up to three months to our customers in the ordinary course of business and mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, such as aging of receivables, payment history, the customer's current creditworthiness, and the economic environment. When a specific account receivable balance is deemed uncollectible, a charge is taken to the statement of operation and comprehensive income. Recoveries of balances previously written off are reflected as income in the statement of operations and comprehensive income.

Inventories

Inventories - consisting of raw material, work-in-progress and finished goods of copper coated aluminum wire and related products - are stated at the lower of cost or net realizable value. Finished goods are comprised of direct materials, direct labor and a portion of overhead. Inventory costs are calculated using a weighted average method of accounting. Allowances are recorded for obsolete, slow-moving and damaged inventory and are deducted from the related inventory balances. No provision was made as of December 31, 2010 or 2009.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and any impairment. Maintenance, repairs and minor renewals are expensed as incurred; major renewals and improvements that extend the lives or increase the capacity of plant assets are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets after taking into account their respective estimated residual value. The estimated useful life of the assets is as follows:

Years
Buildings	10 – 20
Plant equipment	3 – 10
Office equipment	3 – 5
Motor vehicles	3 – 8

Research and Development Costs

Research and development costs are charged to expense as incurred. Research and development costs mainly consist of remuneration for the research and development staff and material costs for research and development. We incurred $171,621 and $132,180 for the years ended December 31, 2010 and 2009, respectively.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Foreign Currency Transaction

We maintain our books and accounting records in RMB, which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Gain and losses resulting from foreign currency transactions are included in operations.

Our financial statements are translated into USD, which is our reporting currency. Assets and liabilities are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these financial statements are reflected as other comprehensive income in the statements of operations and accumulated other comprehensive income in the statements of changes in shareholders' equity. The translation rates are as follows:

	December 31,
	2010	2009
Year-end RMB:USD Exchange Rate	6.6000	6.8259
Average RMB:USD Exchange Rate	6.7137	6.8242

Recently Adopted Accounting Pronouncements

We describe below recent pronouncements that have had or may have a significant effect on our financial statements. We do not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to our financial condition, results of operations, or disclosures.

In May 2009, the FASB issued guidance within ASC Topic 855-10 (formerly SFAS 165, “Subsequent Events”) relating to subsequent events. This guidance establishes principles and requirements for subsequent events. This guidance defines the period after the balance sheet date during which events or transactions that may occur would be required to be disclosed in our financial statements. Public entities are required to evaluate subsequent events through the date that financial statements are issued. This guidance also provides guidelines in evaluating whether or not events or transactions occurring after the balance sheet date should be recognized in the financial statements. This guidance requires disclosure of the date through which subsequent events have been evaluated. This standard is effective for interim and annual periods ending after June 15, 2009. We have adopted this standard as of December 31, 2009. The adoption of this standard did not have a material impact on our financial statements.

In July 2009, we adopted changes issued by the FASB to the authoritative hierarchy of US GAAP. These changes establish the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by the nongovernmental entities in the preparation of financial statements in conformity with US GAAP. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates (“ASUs”). ASUs will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change US GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on our consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Overview

We believe that there are currently approximately 20 manufacturers that are of sufficient size, with production capacity, technological know-how, and R&D capability to effectively compete in China’s composite bimetallic materials production market and less than five, including TOFA, are considered major players who have the ability to produce the kind of composite bimetallic products that are in great demand and could yield higher margin, like the electricity and power cables on a larger scale, without the need to compete on price alone.  Further, we believe that Tongda is unique in China, being the sole producer of intelligent composite bimetal materials manufacturing equipment in the country.

The composite bimetallic materials market is expected to grow at a very fast pace as new buildings and other infrastructure will have to be constructed every year with the continuous urbanization in China. Although there are no official statistics indicating how large this segment of the market is, management believes, based on its experience and internal market research, this may be worth billions of dollars in the coming ten to fifteen years. For example, in Liaoning Province, the Provincial Electricity Bureau is inviting tenders for the supply of power cables that could be worth US$3 billion every year and, although not all of the cables used will be made of composite bimetallic products, there is tremendous potential for growth in this area. In terms of total output, China produced about 5,000 tons of CCA and CCS wire in 2001, as compared to total production of 25,000 tons of CCA and CCS wire in 2006 and 40,000 tons in 2007.

We believe that our patented technology, both in the development of innovative manufacturing equipment and in the manufacturing process itself, knowledge of the markets and growing brand recognition, coupled with the expansion of business opportunities within China and internationally, as businesses look to contain cost while growing will positively impact our bottom line going forward.

Significant Factors Affecting Our Results of Operation

The most significant factors that may influence our operating results, both positively and negatively, include:

•	economic conditions in the PRC;
•	the market prices for copper and aluminum;
•	production capacity and utilization;
•	supply and costs of principal raw materials; and
•	product mix and implications on gross margins,

Economic conditions in the PRC

We operate our manufacturing facilities in the PRC and derive the majority of our revenues from sales to customers in the PRC. As such, economic conditions in the PRC will affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our raw materials and our other expenses. The PRC has experienced significant economic growth, achieving a CAGR of 9.65% in gross domestic product from 1999 through 2009, according to National Bureau of Statistics of China. In early 2009, the Chinese State Council announced a US$590 billion stimulus package to support the Chinese economy in response to the financial turmoil of late 2008. We believe that this will lead to a much higher demand for CCA wires and in fact that the whole composite bimetallic materials industry shall be significantly boosted. We believe that economic conditions in the PRC will continue to improve and will positively affect our business and results of operations.

The market prices for copper, aluminum and steel;

The price for TOFA’s composite bimetallic wire products is generally calculated by adding mark-up, which is essentially our gross profit, to the basic costs of raw materials (copper, aluminum and steel) and other production costs like direct labor and other manufacturing overhead. Therefore, lower raw material costs would result in lower prices for these products. As raw materials prices rise, our mark-up per ton represents a relatively lower percentage of our gross sales (which is generally based on tons processed) and therefore our gross profit margin as a percentage of sales is relatively lower; as copper prices decline, the reverse is true and we report relatively higher gross profit margins on a percentage basis.

We price our CCA power wire/cable products based on a certain discount to pure copper power wire/cables. Since the price of aluminum is much lower than that of copper, the raw material costs of our CCA power wire/cable is greatly lower than that of pure copper cables. So even if the selling price of CCA power wire/cable is discounted, there are still considerable mark-up for the product.

Production capacity and utilization;

In order to capture the market opportunity for our products, we have expanded, and plan to continue to expand, our production capacity. Increased capacity has had, and could continue to have, a significant effect on our results of operations, by allowing us to produce and sell more products to generate higher revenues and net income.

Supply and costs of principal raw materials;

Our ability to manage our operating costs depends significantly on our ability to secure affordable and reliable supplies of raw materials. We have at least two or three suppliers for our principal materials.

The price of our primary raw materials varies with reference to copper prices, and changes in copper price affect our cost of sales.  However, we are able to price our bimetallic composite material products based on our material procurement costs plus a mark-up, which is essentially our gross profit.  Therefore, despite the implications of copper price movement on our gross and net profit margin figures, our gross profit in absolute dollars, have not been materially affected by the change in copper prices.

Products mix and implications on gross margins,

Our gross margin is also affected by our product mix. We produce and sell products according to customer orders.  Our product mix consists of composite bimetallic wire products, intelligent bimetallic composite material production line, and CCA power wire/cables. Composite bimetallic wire products, with gross margin of 29%, used to contribute the majority of our gross profits. We launched our intelligent bimetallic composite material production line to the market in late 2009, and this product line has a gross profit margin of 53%. We introduced another new product in the second half of 2010, namely the CCA power wire/cables. We believe such CCA power wires/cables, with gross margin of 50%, will become the major product in our product mix and a significant revenue and profits contributor in the future.

Principal Components of Our Income Statement

Sales

Our sales are derived from sales of our products net of value-added taxes.  The most significant factors that affect our sales are shipment volume and average selling prices.  Our collection practices vary from customer to customer, they consist of (i) cash payment on delivery for small orders and new customer and (ii) credit for 30 days to 90 days to our established regular customers who have long term cooperative relationship.

Cost of sales

Our cost of sales primarily consists of direct material costs, and direct labor costs and manufacturing overhead costs. Direct material costs generally accounted for the majority of our cost of sales.

Gross Profit

Our gross profit of composite bimetallic wire products is affected primarily by the cost of raw materials, which is defined with reference to the cost of copper and aluminum or steel.  We are also able to price our composite bimetallic wire products based on the market price for materials plus mark-up, which is essentially our gross profit.

We price our CCA power wire/cable products based on the pure copper power wire/cables prices minus some percentage of discounts. Since the cost difference between copper and aluminum exists, the cost of CCA power wire/cable primarily consisting of copper and aluminum is greatly lower than the cost of pure copper cables. Even if the selling price of CCA power wire/cable is discounted, there are still considerable mark-up for the product.

Operating expenses

Our operating expenses consist of selling, general and administrative expenses including research and development expenses.

Selling and distribution expenses and administrative and other expenses

Our selling expenses include shipping expenses, salaries and traveling expenses for our sales personnel.  Our general and administrative expenses include administrative staff costs and other benefits, depreciation of office equipment, professional service fees, research and development expenditures and other miscellaneous expenses related to our administrative activities.

Our sales activities are conducted through direct selling by our internal sales staff. Because of the strong demand for our products and continuing improvement on efficiency, it is not necessary for us to add sales forces to start to aggressively market and distribute our products. Our selling expenses have been relatively small as a percentage of our revenues.

With the anticipated expansion of business, we anticipate the absolute dollars of selling, and administrative expenses will increase. But comparing to the stronger growth of business, we estimate they will still account for a similar percentage against revenues to the present.

Other comprehensive income

Other comprehensive income reflects foreign currency translation adjustment according to our accounting policies.

Year Ended December 31, 2010 compared to the Year Ended December 31, 2009

The following table presents the consolidated results of operations of the Company for the year ended December 31, 2010 as compared to the results of operations for the year ended December 31, 2009.

	For the Year Ended
	December 31
	2010	2009
	(As Restated)

Revenue	$39,630,752	$24,026,130
Cost of Sales	(24,620,653)	(17,086,880)
Gross Profit	15,010,099	6,939,250
Selling and Distribution Expenses	(445,951)	(504,007)
Administrative and Other Expenses	(1,857,785)	(720,440)

Operating Income	12,706,363	5,714,803
Other Income	95,237	124,843
Interest expense	(381,564)	(497,721)
Income tax expenses	(1,798,009)	(693,820)

Net Income	10,622,027	4,648,105
Other Comprehensive Income	590,146	(4,337)

Total Comprehensive Income	$11,212,173	$4,643,768

Revenue

Our business for the year ended December 31, 2010 expanded rapidly. We recorded revenue of $39.6 million for the year ended December 31, 2010, representing an increase of $15.6 million, or 65%, as compared to $24.0 million for the year ended December 31, 2009. The increase was primarily due to: (i) increase of market demand in our CCA wire products, (ii) the introduction of new products, namely CCA electric wires and power cables and intelligent bimetal composite materials production equipment, and (iii) the increase of copper prices during 2010 relative to 2009.

Revenue from our bimetallic composite wire products segment (which includes CCA and CCS wire products and CCA power cables) increased by 42.3%, from $22.9 million in 2009 to $32.6 million in 2010. Revenue from CCA and CCS wire product sales increased by 20.5%, from $22.9 million in 2009 to $27.6 million in 2010. The increase in revenue of CCA and CCS wire product sales is due to a 27.0% increase in average sale price compared to the same period in 2009, offset by a slight decline in sales volume. All of our revenue from CCA power cable sales occurred in 2010. Revenue from our wiring equipment segment (which includes intelligent composite bimetallic material production equipment and technology) increased 483.0% to $7.0 million, up from $1.2 million in 2009. The increase in wiring equipment revenue is due primarily to increased production capacity as we made our equipment and technology available to more of the market.

The following tables break down our product sales by specific business segment and product category for each period.

	Year Ended December 31,
	2010 (As Restated)			2009
			Average			Average
	Sales	Volume*	price	Sales	Volume*	price
Bimetallic composite wire products segment

CCA(S) wire products	$27,624,163	5,350	$5,163	$22,855,084	5,620	$4,067
CCA power cables	$5,020,310	520	$9,654	-	-	-
Segment Total:	$32,644,473	5,870	$	$22,855,084	5,620

Wiring equipment segment

Intelligent composite bimetallic material production line	$6,986,279	N/A	N/A	$1,171,046	N/A	N/A
Segment Total:	$6,986,279	N/A	N/A	$1,171,046	N/A	N/A
TOTAL:	$39,630,752			$24,026,130
* metric tons

Cost of Sales and Gross Profit

The following table sets forth our cost of sales and gross profit, both in amounts and as a percentage of total revenue for the year ended December 31, 2010 and 2009:

	Year ended December 31,
	2010 (As Restated)		2009		Percentage
		% of		% of	Change
	US$	sales	US$	sales	Year to Year
Revenue	$39,630,752	100%	$24,026,130	100%	65%

Cost of sales
- Product sales to third parties	$(23,411,057)	59.1%	$(14,274,834)	59.4%	64%
- Product sales to related parties	$(976,487)	2.4%	$(2,760,030)	11.5%	(65)%
- Licensing technology	$(233,109)	0.6%	$(52,016)	0.2%	348%

Gross profit	$15,010,099	37.9%	$6,939,250	28.9%	116%

The costs of sales increased $7.5 million, or 44%, to $24.6 million for 2010 from $17.1 million for 2009. As a percentage of total sales, our cost of sales decreased to 62% of revenue for the year ended December 31, 2010, compared to 71% of revenue in the same period last year.  4% of the cost of our sales for 2010 was related to sales to certain related parties of the Company (which sales are discussed in further detail under the heading “Transactions with Related Persons, Promoters and Certain Control Persons” on page 56) and 0.9% was related to licensing technology, as compared to 16.0% and 0.3% for 2009, respectively.
Gross profit increased to $15.0 million for 2010 when compared to $6.9 million for 2009, an increase of about $8.1 million, or 116%, year to year. Our gross profit margin increased to 37.9% for 2010 from 28.9% for 2009. The following significant developments contributed to the growth in our gross profit and gross profit margin for the year over year periods:

•
Continuous improvement in our technological strength enabled us to optimize the proportion of raw materials we used in producing composite bimetal materials, lowering our production costs. In 2010, we were able to produce CCA wire with a copper content of 23% and aluminum of 77%, compared to a 25/75 ratio in 2009, without adverse impacting the quality and characteristics of the final product. As copper is the more expensive metal of the two, the lower percentage of copper per unit can save on overall raw material costs and result in a higher gross margin.

•
Beginning in late 2008, we started replacing the semi automatic bimetal materials production lines used by TOFA with fully automatic intelligent production equipment manufactured by Tongda. The replacement was basically completed in early 2010.  This change increased TOFA’s overall production efficiency and lowered raw material waste by about 3%, which contributed, in part, to a higher gross margin.

•
During the middle of 2010, TOFA introduced new CCA electric wires and power cables to the market. This new product has a gross profit margin of 48%, which is higher than TOFA’s existing then-existing product lines.

•
Because of its near monopoly position in China, Tongda was able to sell its intelligent bimetal materials production equipment at prices yielding gross margins of 45% or above. Also, as a result of its extensive research and development, Tongda has developed significant technical skills relating to the manufacture of its products, increasing efficiency and saving on production costs as it began to sell its products to third parties.

Selling and Distribution Expenses, Administrative and Other Expenses

The following table sets forth operating expenses and income from operations both in amounts and as a percentage of total revenue for selling and distribution expense, as well as administrative and other expenses for the year ended December 31, 2010 and 2009:

	Year ended December 31,
	2010 (As Restated)		2009		Percentage Change
	US$	% of sales	US$	% of sales	Year to Year
Gross profit	$15,010,099	38%	$6,939,250	29%	116%
Selling and Distribution Expenses	$(445,951)	-1%	$(504,007)	-2%	129%
Administrative and Other Expenses	$(1,857,785)	-5%	$(720,440)	-3%	158%
Operating Income	$12,706,363	32%	$5,714,803	24%	122%

Selling and distribution expenses remained virtually unchanged year over year.

Administrative and other expenses was $1.9 million for 2010. When compared to $0.7 million for 2009, there is an increase of $1.2 million, which was attributable to:

•	More input in research and development efforts

•	Increase in utilities, general office expense associated with the larger scales of our operations

•	Upward adjustments in salaries and benefits of employees in accordance with the PRC Labor Law

Other Income

For the year ended December 31, 2010, we recorded other income of $0.10 million, unchanged from the $0.1 million recorded for the year ended December 31, 2009.

Net Income

We had net income of $10.6 million for 2010, up $6.0 million, or 130%, from the $4.6 million posted for 2009. The increase in net profit was primarily due to an increase in our revenues, leading to an increase in gross profit margin. Year over year our net profit margin also increased from 19.3% to 26.8%.

Other comprehensive income

Other comprehensive income represents the foreign currency translation adjustment. During the year ended December 31, 2010, the RMB rose slightly against the US dollar, and we recognized a foreign currency translation gain of $0.6 million.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2010, we had cash on hand of approximately $2.4 million, which represents an increase of $1.6 million from $0.8 million at December 31, 2009, other current assets of $25.2 million, and current liabilities of $13.6 million. Working capital was $14.0 million and the ratio of current assets to current liabilities was 2.03 to 1 as of December 31, 2010.

The following is a summary of cash provided by or used in each of the indicated type of activities during the year ended December 31, 2010 and 2009, respectively:

	As of December 31,
	2010 (As Restated)	2009
Cash provided by (used in):
Operating Activities	$5,173,272	$1,221,320
Investing Activities	(9,057,883)	(473,831)
Financing Activities	5,476,026	(174,209)

Effect of foreign exchange rate changes	67,501	(242)

Cash, beginning of the period	772,977	199,939
Cash, end of the period	$2,431,893	$772,977

Net cash provided by operating activities was $5.2 million for the year ended December 31, 2010, as compared to net cash provided by operating activities of $1.2 million for 2009. The increase was mainly due to (i) a $10.6 million in net income, (ii) a $5.3 million accounts receivable increase driven by sales growth, (iii) a $2.2 million inventory increase resulting from larger operation, (iv) a $1.8 million prepaid expense and other current assets increase due to expanded business, (v) a $2.7 million accounts payable increase because of expanded operations and (vi) a $0.9 million income tax payable as result of increase in earnings.

Net cash used in investing activities was $9.0 million in 2010, as compared to net cash used in investing activities of $0.5 million in 2009. The increase was mainly due to the increase in restricted cash and the purchase of equipment and intangible assets and an increase in construction in progress, as part of our planned expansion.

Net cash provided by financing activities was $5.5 million in 2010, as compared to net cash used in financing activities of $0.2 million in 2009. The increase consisted mainly of (i) $3.8 million in advances from owners and from related companies and (ii) a total of $1.7 million in bank loans and capital contributions.

Our bank loans consisted of the following:

	December 31,
	2010	2009
Short-term bank loans	7,945,543	6,812,040

The bank loans as outlined in the following table are secured by mortgages on the land and buildings, other plant and equipment and personal guarantees of some directors’ and third parties. The proceeds of the loans were used to finance the acquisition of property, plant and equipment and for working capital of the Company.

The details of the short term bank loans outstanding as of December 31, 2010 are as follows:

Name of bank	Outstanding loan amount		Current Annualized interest rate	Nature of Loans	Term of loans	Collateral

China CITIC Bank, Dalian Branch (“China CITIC”)	US$	757,576 (RMB5,000,000)	China Central Bank benchmark annual rate of 5.31% plus 20% (equal to 6.37%)	Term loan	April 6, 2010 to April 5, 2011	Related party and third party guarantees

Name of bank	Outstanding loan amount		Current Annualized interest rate	Nature of Loans	Term of loans	Collateral

	US$	757,576 (RMB5,000,000)	China Central Bank benchmark annual rate of 5.31% plus 20% (equal to 6.37%)	Term loan	April 7, 2010 to March 28, 2011	Related party and third party guarantees

Shanghai Pudong Development Bank (“SPDB”)	US$	3,212,727 (RMB21,204,000)	China Central Bank benchmark half-year rate of 4.86% plus 10% (equal to 5.35%)	Revolving loan	August 12, 2010 to August 9, 2011	Related party and third party guarantees Mortgages on land use right, other plant and equipment

Shenzhen Development Bank (“SDB”)	US$	1,136,363.50 (RMB7,500,000)	China Central Bank benchmark annual rate of 5.31% plus 10% (equal to 5.84%)	Revolving loan	November 9, 2010 to May 23, 2011	Related party and third party guarantees

	US$	1,136,363.50 (RMB7,500,000)	China Central Bank benchmark annual rate of 5.31% plus 10% (equal to 5.84%)	Revolving loan	November 10, 2010 to May 23, 2011	Related party and third party guarantees

	US$	944,937 (RMB6,236,586)	LIBOR plus 3 bps (equal to 2.4%)	Export loans	November 24, 2009 to November 23, 2010 and renewed until May 2011	Related party and third party guarantees

The details of the short term bank loans outstanding as of December 31, 2009 are as follows:

Name of bank	Outstanding loan amount		Current Annualized interest rate	Nature of Loans	Term of loans	Collateral

China CITIC	US$	732,504 (RMB5,000,000)	China Central Bank benchmark annual rate of 5.31% plus 20% (equal to 6.37%)	Term loan	April 8, 2009 to April 7, 2010	Related party and third party guarantees

	US$	732,504 (RMB5,000,000)	China Central Bank benchmark annual rate of 5.31% plus 20% (equal to 6.37%)	Term loan	April 13, 2009 to March 31, 2010	Related party and third party guarantees

	US$	732,504 (RMB5,000,000)	China Central Bank benchmark annual rate of 5.31% plus 20% (equal to 6.37%)	Term loan	April 15, 2009 to March 19, 2010	Related party and third party guarantees

Name of bank	Outstanding loan amount		Current Annualized interest rate	Nature of Loans	Term of loans	Collateral

SPDB	US$	2,014,680 (RMB13,752,000)	China Central Bank benchmark half-year rate of 4.86% plus 10% (equal to 5.35%)	Revolving loan	September 1, 2009 to September 1, 2010	Related party and third party guarantees Mortgages on land use right, other plant and equipment

SDB	US$	1,098,756 (RMB7,500,000)	China Central Bank benchmark annual rate of 5.31% minus 5% (equal to 5.04%)	Revolving loan	December 17, 2009 to December 17, 2010	Related party and third party guarantees

	US$	1,098,756 (RMB7,500,000)	China Central Bank benchmark annual rate of 5.31% minus 5% (equal to 5.04%)	Revolving loan	December 18, 2009 to December 18, 2010	Related party and third party guarantees

	US$	402,336 (RMB2,746,302)	LIBOR plus 3 bps (equal to 4.0%)	Export loans	November 24, 2009 to November 23, 2010 and renewed until May 2011	Related party and third party guarantees

Interest expenses for the years ended December 31, 2010 and 2009 amounted to $381,564 and $497,721, respectively.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to shareholders.

On October 12, 2010, Dalian Xinding entered into the Loan Agreements with the shareholders of TOFA and Tongda, respectively. Under the Loan Agreements, Dalian Xinding is obligated to provide interest free loans to the shareholders of TOFA and Tongda in order to pay the debt incurred when TOFA and Tongda were established. In providing these interest free loans, the Company currently has a commitment of $3.3 million which had not been funded as of December 31, 2010.

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

DESCRIPTION OF SECURITIES

We currently have 39,062,500 ordinary shares, $0.000128 par value, and 781,250 preference shares, $0.000128 par value, authorized for issuance. Immediately prior to the consummation of the share purchase by Victor Score and the share exchange transactions, 2,665,075 ordinary shares and no preference shares were issued and outstanding. In connection with the closing of the share exchange, the shares acquired by Victor Score in the share purchase transaction were cancelled and 32,839,910 ordinary shares and 104,571.95 preference shares were issued to former Victor Score shareholders. As a result, as of the date hereof, we have 34,645,610 ordinary shares and 104,571.95 preference shares issued and outstanding. We currently anticipate seeking shareholder approval of (i) an increase in our authorized ordinary shares from 39,062,500 shares to 100 million shares and (ii) a one-for-two reverse stock split. Upon consummation of the proposed increase and reverse stock split, the 104,571.95 preference shares currently outstanding shall be automatically converted into 10,457,195 ordinary shares and we shall have 27,780,000 ordinary shares and no preference shares issued and outstanding.

Ordinary Shares. As of the date hereof, 34,645,610 ordinary shares are issued and outstanding and an additional 10,457,195 are issuable upon conversion of 104,571.95 issued outstanding preference shares. Subject to preferences that may apply to shares of preference stock outstanding at any given time, the holders of outstanding ordinary shares are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each shareholder is entitled to one vote for each ordinary share held on all matters submitted to a vote of the shareholders. Cumulative voting is not provided for in our Memorandum and Articles of Association, as currently in effect, which means that the majority of the shares voted can elect all of the directors then standing for election. Ordinary shares are not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of ordinary shares are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the ordinary shares.

Preference Shares. As of the date hereof, 104,571.95 preference shares are issued and outstanding. Each share of these preference shares has identical rights as ordinary shares except that each preference share is convertible to 100 ordinary shares. With respect to the remaining 676,678.05 unissued preference shares, the board of directors is empowered to designate and issue from time to time one or more classes or series of preference shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the our existing shareholders or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Since inception none of our securities have been quoted or listed for trading on the OTC Bulletin Board or on any stock exchange. We expect to apply for quotation on the OTC Bulletin Board and anticipate that our ordinary shares will be quoted thereon, but there is currently no liquid trading market for our securities. Currently, we have 104,571.95 preference shares outstanding that are convertible into 10,457,195 ordinary shares upon completion of a one-for-two reverse stock split. There are no other outstanding securities, options or warrants that are convertible into shares of our ordinary stock. Additionally, as of the date hereof, none of our outstanding securities are eligible for resale pursuant to Rule 144 under the Securities Act and we are under no contractual obligation, nor have we agreed, to file a resale registration statement under the Securities Act with respect to any of our outstanding securities.

Holders

As of the date of March 15, 2011, we had 34,645,610 ordinary shares outstanding held by 490 shareholders and 104,571.95 preference shares outstanding held by one shareholder.

Dividend Policy

There are no restrictions in our Memorandum and Articles of Association that prevent us from declaring dividends. However, since inception we have not paid any cash dividends nor do we currently anticipate paying any cash dividends on our securities in the foreseeable future. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our board of directors will have the discretion to declare and pay cash dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Substantially all of our revenues are generated by our VIEs. PRC regulations restrict the ability of these VIEs to make dividends and other payments to any offshore control entity. PRC law permits payments of dividends by our VIEs only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our VIEs are also required under PRC laws and regulations to allocate at least 10% of their annual after-tax profits determined in accordance with PRC law to a statutory general reserve fund until the amounts in the fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of our VIEs to transfer funds to the Company could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, and otherwise fund and conduct our business.

Equity Compensation Plan Information

As of the date hereof, we do not have any compensation plans under which its equity securities are authorized for issuance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 19, 2010, we issued an aggregate of 1,666,800 ordinary shares to the entities set forth below for $3,334 in cash. As of December 31, 2010, certain relationships exist between our shareholders and members of the management and board of directors of the Company as follows:

Name and Address of Shareholder	Number of Ordinary Shares Held	Relationship to Us
Nautilus Global Partners, LLC 700 Gemini, Suite 100 Houston, TX 77058	781,250	Joseph Rozelle, President of Nautilus Global Partners, LLC, served as our President until November 19, 2010. He currently remains a director of the Company.

Mid-Ocean Consulting Limited Bayside House Bayside Executive Park West Bay Street & Blake Road Nassau, Bahamas	78,125	David Richardson, President and CEO of Mid-Ocean Consulting Limited, served as one of our directors until November 19, 2010.

Skyline Investors, LLC c/o Maxim Group LLC 405 Lexington Avenue, 2nd Fl New York, NY 10174	1,500,120	Karl Brenza, managing member of Skyline Investors, LLC, served as our President and Chief Executive Officer until the consummation of the share exchange.

Dayspring Capital, LLC c/o Maxim Group LLC 405 Lexington Avenue, 2nd Fl New York, NY 10174	166,680	Karl Brenza, managing member of Dayspring Capital, LLC, served as our President and Chief Executive Officer until the consummation of the share exchange.

On October 15, 2010, TOFA entered into an agreement with Maxim Group, LLC (“Maxim), a FINRA registered broker dealer, to provide general financial advisory and investment banking services to TOFA and its affiliates and subsidiaries, including assisting TOFA in identifying a shell company for a reverse merger acquisition and consummating such agreement. Under the Agreement, Maxim was entitled to receive a non-refundable monthly fee of $10,000 prior to the consummation of a transaction with a shell company and is entitled to receive a monthly fee of $10,000 for a period of no less than 6 months. In addition, if at any time during the term of the agreement or within twelve (12) months from the effective date of the termination of the agreement, the Company proposes to effect a public offering of its securities on a U.S. stock exchange, private placement of securities or other financing, the Company shall offer to retain Maxim as lead book running manager of such offering, or as its exclusive agent in connection with such financing or other matter, upon such terms as the parties may mutually agree. The agreement contains standard representations and warranties and indemnification provisions for an agreement of this type. To date, the Company has paid Maxim US$70,000 under this agreement.

Effective as of November 19, 2010, we issued an aggregate of 1,666,800 ordinary shares to Skyline Investors, LLC (“Skyline”) and Dayspring Capital, LLC (“Dayspring”) for an total purchase price of $3,334. Skyline and Dayspring are affiliated with, and under common control of, Maxim. In connection with the consummation of this transaction Mr. Brenza, Managing Director of each of Maxim, Skyline and Dayspring, was appointed Chief Executive Officer of the Company.

Our board of directors does not currently have any policies or procedures that it follows in connection with transactions it undertakes with related parties but intends to adopt such policies and procedures as are necessary and appropriate for a U.S. publicly-traded entity quoted on the OTC Bulletin Board or listed on a national securities exchange.

Transactions with Related Persons, Promoters and Certain Control Persons

Except as discussed herein, we are not currently a party to any transactions required to be disclosed pursuant to Item 404 of Regulation S-K, including any transaction or series of transactions between us and any officer, director or affiliates of the Company that has an aggregate value in excess of $120,000 or 1% of our average assets for the last two fiscal years (approximately $270,636), whichever is lower.

Prior to the consummation of the share exchange, the Company made several unsecured, interest free loans to shareholders of TOFA and Tongda.  The loans were made in accordance with policies established by TOFA and Tongda.  Shareholders were required to submit individual loan applications and the general manager and director could then approve the loan. The shareholder loans are interest-free and must be repaid within one year or, upon demand for repayment, within a month of the demand date.  Following the consummation of the share exchange, the Company ceased making any additional loans.  The details of these loans are as follows:

Outstanding 2009 Related Party Loans

Name of Related Party and Relationship to Company	Date of Unsecured, Interest Free Loan	Maximum Available Borrowing Amount		Actual Borrowed Amount		Purpose(s)	Maximum Balance Outstanding in 2009		Balance at 12/31/09

Pi-Jia Liu, Chief Operating Officer and Shareholder	September 15, 2008	US$	781,433 (RMB5,000,000)	US$	442,448	Personal use (specifics unknown)	US$	442,448	US$	413,718

Yu-Chun Song, Former TOFA Shareholder	June 22, 2007	US$	1,562,866 (RMB10,000,000)	US$	1,051,130	Personal use (specifics unknown)	US$	1,051,130	US$	1,051,130

Chuan-Tao Zheng, Chairman, Chief Executive Officer and Shareholder	December 1, 2008	US$	4,688,598 (RMB30,000,000)	US$	4,148,538	Personal use (specifics unknown)	US$	4,148,538	US$	893,120

Outstanding 2010 Related Party Loans

Name of Related Party and Relationship to Company	Date of Unsecured, Interest Free Loan	Maximum Available Borrowing Amount		Actual Borrowed Amount		Purpose(s)	Maximum Balance Outstanding in 2010		Balance at 12/31/10

Pi-Jia Liu, Chief Operating Officer and Shareholder	September 15, 2008	US$	781,433 (RMB5,000,000)	US$	442,448	Personal use (specifics unknown)	US$	413,718	US$	0

Yu-Chun Song, Former TOFA Shareholder	June 22, 2007	US$	1,562,866 (RMB10,000,000)	US$	1,051,130	Personal use (specifics unknown)	US$	1,051,130	US$	1,515

Chuan-Tao Zheng, Chairman, Chief Executive Officer and Shareholder	December 1, 2008	US$	4,688,598 (RMB30,000,000)	US$	4,148,538	Personal use (specifics unknown)	US$	893,120	US$	0

Yu-Kai Wang, Chief Technology Officer and Shareholder	January 5, 2010	US$	15,629 (RMB100,000)	US$	10,905	Business Travel	US$	10,905	US$	10,905

Our VIE, TOFA, in the ordinary course of its business operations and on commercially reasonable terms consistent with those provided to unrelated third parties, purchases raw materials from, and sells finished goods to, entities controlled by Mr. Zheng, including Shenzhen TOFA and Dalian Tofa Metal Material Co., Ltd. (“Dalian Tofa Metal”), (collectively, the “Related Companies”).

During the year ended December 31, 2010, Shenzhen TOFA purchased $1.4 million in finished goods from TOFA and TOFA purchased $2.5 million in raw materials from the Related Companies. During the year ended December 31, 2009, the Related Companies purchased $3.8 million in finished goods from TOFA. As of December 31, 2010, we are due $775,456 for sales made to Shenzhen TOFA. The amount due is interest free and unsecured and repayable on demand.

Victor Score, through its subsidiary, Dalian Xinding, entered into the VIE Agreements on October 12, 2010 by which it controls TOFA and Tongda. Mr. Zheng owns a majority of the equity interest in TOFA and YK Wang owns a majority of the equity interest in Tongda. Pursuant to pledge agreements with the equity holders of TOFA and Tongda, including Mr. Zheng, YK Wang, and Mr. Liu, all of the equity interests of TOFA and Tongda were pledged to Dalian Xinding in exchange for interest free loans to the equity holders. The loans to Messrs. Zheng, YK Wang, and Liu were in the respective amounts of RMB11,350,000 ($1,701,365), RMB3,570,000 ($535,143) and RMB1,290,000 ($193,371). Pursuant to the VIE Agreements, each of TOFA and Tongda leases its respective manufacturing facilities to Dalian Xinding.

In connection with TOFA and Tongda entering into one or more loan agreements with various financial institutions, one or more of the officers and directors of the Company, TOFA and/or Tongda entered into a Guarantee Agreement with the respective financial institution on commercially reasonable terms.  The loans are discussed on pages 51 and 52 under the heading “LIQUIDITY AND CAPITAL RESOURCES.”

The following information outlines the material terms of the related party guarantees for the loans:

Name of Related Party and Relationship to Company	Date of Guarantee(s)	Maximum Guarantee Amount		Purpose(s)	Term of Guarantee

Chuan-Tao Zheng, Chairman and CEO, and Lihua Sun, his spouse	April 8, 2009	US$	3.03 million (RMB20 million)	jointly guaranteeing the performance of all obligations, including the payment of amounts due and owing under loan agreements between TOFA and CITIC Bank	2 years

	April 6, 2010	US$	3.03 million (RMB20 million)	jointly guaranteeing the performance of all obligations, including the payment of amounts due and owing under loan agreements between TOFA and CITIC Bank	2 years

	August 14, 2009	US$	2.01 million (RMB13.8 million)	jointly guaranteeing the performance of all obligations, including the payment of amounts due and owing under loan agreements between TOFA and SPDB	2 years

	August 12, 2010	US$	3.21 million (RMB21.2 million)	jointly guaranteeing the performance of all obligations, including the payment of amounts due and owing under loan agreements between TOFA and SPDB	2 years

Shenzhen TOFA, an entity controlled by Chuan-Tao Zheng, Chairman and CEO	April 8, 2009	US$	3.03 million (RMB20 million)	guaranteeing the performance of all obligations, including the payment of amounts due and owing under loan agreements between TOFA and CITIC Bank	2 years

	April 6, 2010	US$	3.03 million (RMB20 million)	guaranteeing the performance of all obligations, including the payment of amounts due and owing under loan agreements between TOFA and CITIC Bank	2 years

	Dated July 2009 and executed November 24, 2009	US$	3.79 million (RMB25 million)	guaranteeing the performance of all obligations, including the payment of amounts due and owing under loan agreements between TOFA and SDB	2 years

Chuan-Tao Zheng, Chairman and CEO	Dated July 2009 and executed December 16, 2009	US$	3.79 million (RMB25 million)	guaranteeing the performance of all obligations, including the payment of amounts due and owing under loan agreements between TOFA and SDB	2 years

Zong-li Li, Shareholder	Dated July 2009 and executed December 16, 2009	US$	3.79 million (RMB25 million)	guaranteeing the performance of all obligations, including the payment of amounts due and owing under loan agreements between TOFA and SDB	2 years

Pi-Jia Liu, Shareholder	Dated July 2009 and executed December 16, 2009	US$	3.79 million (RMB25 million)	guaranteeing the performance of all obligations, including the payment of amounts due and owing under loan agreements between TOFA and SDB	2 years

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Prior to the consummation of the Share Exchange Agreement, our board of directors consisted of two members, Messrs. Richardson and Rozelle, who were elected to serve until their successors are duly elected and qualified. In connection with the acquisition by Skyline and Dayspring of approximately 1,666,800 ordinary shares on November 19, 2010, and the consummation of the transactions contemplated by the Share Exchange Agreement, Mr. Richardson resigned from the board of directors effective November 19, 2010, and Mr. Rozelle submitted his resignation, such resignation to be automatically effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act. Mr. Rozelle also served as our President and Chief Financial Officer from inception until November 19, 2010 when he resigned from those positions. Mr. Karl Brenza was appointed Chief Executive Officer of the Company effective as of November 19, 2010 and, in connection with the consummation of the transactions contemplated by the Share Exchange Agreement, tendered his resignation effective as of March 15, 2011.

In connection with the closing of the Share Exchange Agreement, Mr. Zheng has been appointed to serve as our Chairman, President and a Director of the Company, Mr. Zhang has been appointed Chief Financial Officer and Secretary of the Company, Mr. Liu was appointed Chief Operating Officer of the Company, and Mr. YK Wang was appointed Chief Technology Officer and a Director of the Company, in each case effective immediately, except for Mr. YK Wang’s appointment as a Director, which is effective as of the 10th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act.

Additionally, Mr. YL Wang has been appointed to serve as an Independent Director, effective as of the 10th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act.

Directors and Executive Officers

The names of our current executive officers and directors, as well as certain information about them, are set forth below

NAME	AGE	POSITION WITH SUMMIT
Chuan-Tao Zheng	49	Chairman, Chief Executive Officer, President and Director

Anthony Zhang	40	Chief Financial Officer and Secretary

Yu-Kai Wang **	48	Chief Technology Officer and Director

Pi-Jia Liu	50	Chief Operating Officer

Joseph Rozelle *	37	Director

Yu-Long Wang **	47	Independent Director

*
Mr. Rozelle has previously submitted his resignation as a director, such resignation to be effective as of the 10th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act.

**
The appointment of Messrs. YK Wang and YL Wang to the board of directors will be effective as of the 10th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act.

Mr. Zheng is our Chairman of the Board, President and Chief Executive Officer. Mr. Zheng is responsible for the strategic planning and overall operation of the Company. Prior to joining TOFA in August 2004, he had worked as Engineer and Plant Manager of Dalian Marine Fishery Company from 1982 to 1994, General Manager of Foreign Economic and Trade Company Ltd, of WaFengDian City from 1994 to 1998, and as Managing Director of ZhongDa Import and Export Company Limited from 1998 to 2004. Since 2007, Mr. Zheng has been a Visiting Professor to the World Eminence Chinese Business Association College and the Vice Chairman of the Electronic Industry Chamber of Commerce of the World Eminence Chinese Business Association. He has also been a member of the CPPCC Dalian Committee since 2008. He was awarded the title of “Harmonious China, Ten Most Influential Entrepreneurs of 2006” and “Top Ten Management Personnel among the World’s Chinese Entrepreneurs in the Bimetal Composite Material Industry” in 2007. Mr. Zheng received his bachelor’s degree in mechanical engineering from the Dalian Ocean University.

Mr. Zheng’s leadership experience and technical knowledge were important qualifications considered in his appointment to the Board. In addition, as the President and Chief Executive Officer, his presence on the Board will assist the Board in remaining informed regarding the operations of the Company and the progress on business plans.

Mr. Zhang is our Chief Financial Officer and oversees the financial reporting matters for the Company. Mr. Zhang is a Certified Public Accountant in China. Prior to joining TOFA in 2010, he served as General Manager of GD Decorative Material (ZhongShan) Co., Ltd. from 2007 to 2009 and Operation Director (Western Zone) of Otis Elevator (China) Co., Ltd. from 2006 to 2007.  From 2001 to 2006, Mr. Zhang was employed by Thyssenkrupp Elevator Co., Ltd., serving as its General Manager of the West Regional Center from 2004 to 2006 and Finance Manager from 2001 to 2004.  He also served as Manager of Yangcheng Certified Public Accountants from 1993 to 2001. Mr. Zhang received his bachelor of arts degree in finance from the Beijing Central Banking and Finance University and an executive MBA degree from the Cheung Kong Graduate School of Business.

Mr. Liu is our Chief Operating Officer and joined TOFA in 2004. Mr. Liu oversees the daily business operations of the Company. After graduating from the Dalian Ocean University with a bachelor’s degree in mechanical engineering in 1982, he worked as engineer for Dalian Canned Food Factory until 1995. He was then Deputy General Manager for Dalian FuYan Industrial Company Ltd. from 1995 to 2001; and Deputy General Manager for Dalian ZhongDa Import and Export Company Ltd. from 2001 to 2004. Since 2004, Mr. Liu has also been a Director with the China Optical-Electrical Wires and Cables Industry Association.

Mr. YK Wang is our Chief Technology Officer and will be a Director on our board, upon the effective date of Mr. Rozelle’s resignation. Mr. Wang is responsible for supporting and developing the technology used by our Company. He received a bachelor’s degree from the Shenyang Mechanical and Electrical Engineering Institute in 1984. Thereafter, he had worked as Assistant Engineer for Harbin Forestry Machinery Factory from 1984 to 1988; Engineer for Dalian Composite Machinery Research Institute from 1988 to 2000; and General Manager for Dalian Qida Mechanical and Electrical Equipment Manufacturing Company Ltd. from 2005 to 2008. Mr. Wang founded Tongda in 2008.

Because our industry, like many industries, is becoming increasingly reliant on technology, we believe that Mr. Wang’s technological aptitude was an important qualification considered in his appointment and will assist the Board in remaining abreast on technology projects important to the Company’s risk management and business plan.

Mr. Rozelle is still a member of the Board of Directors, but tendered his resignation from the Board on March 15, 2011, effective as of the 10th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act.  Mr. Rozelle has been one of our directors since inception, and he served as our President and Chief Financial Officer from September 2006 until November 19, 2010. Mr. Rozelle is currently the President of Nautilus Global Partners, a Limited Liability Company dedicated to facilitation of “going public” transactions for foreign and domestic operating companies on the public United States Exchanges. Prior to joining Nautilus in 2006, Mr. Rozelle was a consultant with Accretive Solutions, providing Sarbanes-Oxley compliance consulting and other accounting related consulting services. Prior thereto, Mr. Rozelle worked with Momentum Equity Group, LLC and Momentum Bio Ventures as a Principal Analyst in the spring of 2002 and winter of 2003, respectively. At Momentum, Mr. Rozelle was responsible for financial modeling, due diligence, and preparation of investment summaries for client companies. Prior to joining Momentum, Mr. Rozelle was an associate with Barclays Capital in the Capital Markets Group, specializing in asset securitization. Prior thereto, he was the Assistant Vice President of Planning and Financial Analysis for a regional commercial bank and was responsible for all of the corporate financial modeling, risk analysis, mergers and acquisition evaluation, and corporate budgeting. Before his tenure in commercial banking, Mr. Rozelle served as a senior auditor with Arthur Andersen, where he was involved in a variety of filings with the SEC involving corporate mergers, spin-offs, public debt offerings, and annual reports. Mr. Rozelle holds a Bachelors of Business Administration degree from the University of Houston and a Masters of Business Administration degree from the Jesse H. Jones School of Management at Rice University.

Absent the tendering of his resignation, the Company believes that Mr. Rozelle’s experience and expertise with Sarbanes-Oxley compliance and his financial background would make him a valuable addition to the Board as it grows as a public company, subject to the reporting requirements of the SEC.

Mr. YL Wang , upon the effectiveness of his appointment, will be an Independent Director on our board. Mr. Wang worked for the Jiamusi City Government in Heilongjiang Province, PRC from 1990 to 1999. Since leaving the government in 1999, he has held senior management positions with a number of private enterprises in China. He served as Vice President of China Sun Group High-Tech Co., and its operating subsidiary, Dalian Xinyang High-Tech Development Co. Ltd (“DLXY”) from 1999 to 2009 in various capacities at DLXY. From 1999 to 2000, he was the director of marketing and from 2000 to 2002, he served as the assistant to the Chairman. In 2002, Mr. Wang was appointed Vice President where he was in charge of production, research and development, and sales management. He is currently founder, President and Chief Executive Officer of Dalian Kaida Venture Capital Co. Ltd., Chief Executive Officer of New York Kaida Capital Holdings LLC, and President of Asia Pacific East Mount Financial Group LTD, a Hong Kong based company engaged in risk management and consultancy with respect to overseas listing, investment and acquisitions. Mr. Wang graduated from the Heilongjiang University with a bachelor’s degree in business administration.

The Company believes that Mr. YL Wang’s knowledge of risk management and his business experience in a variety of areas in high tech industries – sales, marketing, research and development and production, coupled with his extensive experience in dealing with city and provisional government officials, will be invaluable as the Company grows.  He can provide management and the board with a unique perspective on strategy for expansion in the Chinese market.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers and persons who are the beneficial owners of more than 10% of any class of equity securities that are registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of those equity securities. The reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the Forms 3, 4 and 5 (and amendments thereto) furnished to us for the fiscal year ended June 30, 2010, we have determined that Messrs. Rozelle and Richardson, our former officers and directors, were delinquent in filings Section 16 reports required to be filed by them during the year and have never filed any Section 16 reports with the SEC. The Company believes that its current officers, directors and 10% shareholders will seek to comply timely with all reporting requirements under Section 16(a) of the Exchange Act.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

CORPORATE GOVERNANCE

Director Independence

We currently do not have any independent directors. However, our board has determined that, upon their joining the board as herein contemplated, YL Wang will be deemed an independent director within the meaning of applicable Nasdaq Listing Rules and the rules promulgated by the SEC.

Board Meetings and Annual Meeting

During the 2010 fiscal year, our board of directors did not meet. We did not hold an annual meeting in 2010.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committees performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. However, our new management plans to form an audit, compensation and nominating committee in the near future. The audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls. We intend that the audit committee will be comprised solely of independent directors and will have an audit committee financial expert as required by the rules and regulations of the SEC. We are in the process of identifying a director to join the board who is qualified to serve as the audit committee’s financial expert for purposes of the SEC's rules.

The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers. The nominating committee will be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee will also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. Until these committees are established, these decisions will continue to be made by our board of directors. Although our board of directors has not yet established any minimum qualifications for director candidates, when considering potential director candidates, our board of directors considers the candidate’s character, judgment, skills and experience in the context of the needs of our Company and our board of directors.

We do not have a charter governing the nominating process. The members of our board of directors, who perform the functions of a nominating committee, are not independent because they are also our officers. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by shareholders is necessary at this time because, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.

Board Leadership Structure

Our board of directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our board of directors the flexibility to establish the most appropriate structure for the Company at any given time.

Currently, Mr. Zheng is serving as the Chairman of our board of directors, Chief Executive Officer, and President. Mr. Zheng’s role is to oversee and manage the board of directors and its functions, including setting meeting agendas and running board meetings. In this regard, Mr. Zheng and the board of directors in their advisory and oversight roles are particularly focused on assisting senior management in seeking and adopting successful business strategies and risk management policies, and in making successful choices in management succession.

Risk Oversight

Each of our directors has a responsibility to monitor and manage risks faced by the Company. At a minimum, this requires the members of the board of directors to be actively engaged in board discussions, review materials provided to them, including financial statements provided to them on monthly and quarterly basis, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Because risk oversight is a responsibility for each member of the board of directors, the board’s responsibility for risk oversight is not and will not be concentrated into a single committee.

Currently, the board of directors meets formally, as needed to discuss risks and monitor specific areas of the Company’s performance. In addition, we strive to provide a board infrastructure that encourages directors to ask specific questions or raise concerns by allotting them sufficient time to do so at each meeting and providing them with sufficient amounts of time to review materials in advance of a meeting.

Going forward, we anticipate that oversight will be delegated, to a large degree, to the various board committees that we will establish with independent directors serving as committee chairmen. Committees will then meet formally, as needed, to discuss risks and monitor specific areas of the Company’s performance and report their findings to the full board of directors.

Shareholder Communications

Our board of directors does not currently provide a process for shareholders to send communications to our board of directors because our management believes that until this point it has been premature to develop such processes given the limited liquidity of our Common Stock. However, our new management will establish a process for shareholder communications in the near future.

EXECUTIVE COMPENSATION

Background

Our named officers are Mr. Zheng, our Chief Executive Officer and President, Mr. Zhang, our Chief Financial Officer and Secretary, Mr. YK Wang, our Chief Technology Officer, and Mr. Liu, our Chief Operating Officer.

As the membership of our board of directors increases, our board of directors intends to form a compensation committee charged with the oversight of our executive compensation plans, policies and programs and the authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers.

Summary Compensation Table —Years Ended December 31, 2010 and 2009 (1)

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Position	Year	Salary ($)(2)	Bonus ($)	All Other Compensation ($)(3)	Total Compensation ($)
Chuan-Tao Zheng	2010	$14,562		$3,520	$18,082
President and	2009	$8,799		2,118	10,917
Chief Executive Officer

Anthony Zhang (4)	2010	$1,517		$50	$1,567
Chief Financial Officer
and Secretary

Yu-Kai Wang	2010	$10,028		$2,731	$12,759
Chief Technology Officer	2009	10,028		2,731	12,759

Pi-Jia Liu	2010	$13,214		$3,195	$16,409
Chief Operating Officer	2009	8,799		2,118	10,917

Joseph Rozelle (5)	2010	$0	0	0	0
Former President, Chief	2009	$0	0	0	0
Financial Officer and Secretary

Karl Brenza (6)	2010	$0	0	0	0
Former President and Chief
Executive Officer

(1)
On March 15, 2011, we acquired Victor Score in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Zheng became our Chief Executive Officer and President, Mr. Zhang became our Chief Financial Officer, Mr. YK Wang became our Chief Technology Officer and Mr. Liu became our Chief Operating Officer. Prior to the effective date of the reverse acquisition, Messrs. Zheng, Zhang, YK Wang and Liu held similar positions with TOFA, Tongda or Victor Score. The annual compensation shown in this table includes the amounts Messrs. Zheng, Zhang, YK Wang and Liu received from TOFA, Tongda or Victor Score prior to the consummation of the reverse acquisition.

(2)
Messrs. Zheng, Zhang, YK Wang and Liu are compensated in RMB. The amounts set forth in the table above are calculated using an exchange rate of US$1 = RMB6.5916 published by the Bank of China on December 31, 2010.

(3)	The reported amounts represent insurance benefits (retirement, unemployment and medical) for by Messrs. Zheng, Zhang, YK Wang and Liu.

(4)	Mr. Zhang was hired by Victor Score on December 1, 2010, in contemplation of the consummation of the reverse acquisition.

(5)
Mr. Rozelle resigned from the offices of President and Chief Financial Officer effective as of August 31, 2010 and from the office of Secretary effective as of March 15, 2011. He received no compensation from the Company in connection with his resignation.

(6)
Mr. Brenza was appointed our President and Chief Executive Officer effective as of August 31, 2010 and resigned from both of those positions effective as of March 15, 2011. He received no compensation from the Company in connection with his service.

Outstanding Equity Awards at Fiscal Year End

 No unexercised options or warrants were held by any of our named executive officers at December 31, 2010. No equity awards were made during the year ended December 31, 2010.

Potential Payments Upon Termination or Change in Control

None of the named executive officers are subject to an employment agreement providing them with any severance or payment upon their termination or a change in control.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended December 31, 2010.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2010 we did not have a standing compensation committee. Our board of directors was responsible for the functions that would otherwise be handled by the compensation committee. All directors participated in deliberations concerning executive officer compensation, including directors who were also executive officers, however, none of our executive officers received any compensation during the last fiscal year. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served on our board or Compensation Committee.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On November 19, 2010, we issued 1,666,800 Ordinary Shares to Skyline and Dayspring for an aggregate purchase price of $3,334. Skyline and Dayspring are affiliated with, and under common control of, Maxim. In connection with the consummation of this transaction Mr. Brenza, Managing Director of each of Maxim, Skyline, and Dayspring, was appointed Chief Executive Officer of Summit. Skyline and Dayspring are accredited investors.  There was no underwriter or placement agent in the transaction and the Company relied upon the exemption provided in Section 4(2) of the Securities Act.

Pursuant to the share exchange transaction, on March 15, 2011, we issued an aggregate of 32,839,910 ordinary shares (which will be subject to a proposed one-for-two reverse stock split of the Company’s ordinary shares) and 104,571.95 preference shares (which are convertible into 10,457,195 ordinary shares of the Company immediately after the consummation of certain proposed actions, including the proposed one-for-two reverse stock split of the Company’s ordinary shares) of the Company to the Victor Score shareholders in exchange for 100% of the outstanding shares of Victor Score. Such securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, including Regulation S. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the offering, manner of the offering and number of securities offered. These shareholders made certain representations and warranties, including their investment intent and that they were not U.S. Persons as defined in Rule 902(k) of Regulation S as required by Section 4(2) and the rules and regulations promulgated thereunder, including Regulation S. They also agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 and Regulation S of the Securities Act. These restriction ensure that these securities will not be immediately redistributed into the market and therefore not be part of a “public offering.” It is the Company’s position that the transaction met the requirements to qualify for exemption under Section 4(2) and the rules and regulations promulgated thereunder, including Regulation S of the Securities Act.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 15, 2011, we dismissed PMB Helin Donovan, LLP (“Helin Donovan”) as our independent accountants, although we requested that Helin Donovan review the financial statements for the quarter ended December 31, 2010 in an effort to maintain continuity for the period prior to the consummation of the share exchange. Helin Donovan had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Helin Donovan is that, following the consummation of the share exchange on March 15, 2011, (i) the former shareholders of Victor Score own a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Victor Score. The independent registered public accountant of Victor Score for US accounting purposes was the firm of UHY Vocation HK CPA Limited (“UHY Vocation”). We believe that it is in our best interest to have UHY Vocation continue to work with our business, and we therefore retained UHY Vocation as our new principal independent registered accounting firm, effective as of March 15, 2011. UHY Vocation is located at 3/F., Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong. The decision to change accountants was approved by our board of directors on March 15, 2011.

The report of Helin Donovan on our financial statements for the period from September 27, 2006 (inception) through our fiscal year ended June 30, 2010 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

From our inception through March 15, 2011, there were no disagreements with Helin Donovan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Helin Donovan, would have caused it to make reference to the matter in connection with its reports.

From our inception through March 15, 2011, we did not consult UHY Vocation regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

We have made the contents of this Current Report on Form 8-K available to Helin Donovan and requested it to furnish us a letter addressed to the SEC as to whether Helin Donovan agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Helin Donovan's letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

In connection with the exchange transaction, and as explained more fully above in Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K, Mr. Brenza resigned as Chief Executive Officer and President of the Company, and Mr. Zheng was appointed Chairman of the board of directors, Chief Executive Officer and President of the Company. Mr. Rozelle submitted his resignation as a director of the Company, which shall be deemed effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act, and Messrs. YK Wang and YL Wang have each been appointed a director of the Company, such appointment to be effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act.

As explained more fully herein, in connection with the exchange transaction, on March 15, 2011, the Company issued an aggregate of 32,839,910 ordinary shares (which will be subject to a proposed one-for-two reverse stock split of the Company’s ordinary shares) and 104,571.95 preference shares (which are convertible into 10,457,195 ordinary shares of the Company immediately after the consummation of certain proposed actions, including the proposed one-for-two reverse stock split of the Company’s ordinary shares) of the Company to the Victor Score shareholders in exchange for 100% of the outstanding shares of Victor Score. Each preference share has identical rights as our ordinary shares except that each preference share is convertible into 100 ordinary shares. After giving effect to the conversion rights and the reverse stock split, former Victor Score shareholders will own approximately 96.75% of the ordinary shares of the Company.

The following table sets forth, as of March 15, 2011, the number of ordinary shares owned of record and beneficially by our current and former executive officers, directors and persons who hold 5% or more of the total voting power of our outstanding capital stock. As of March 15, 2011, we had 34,645,610 ordinary shares and 104,571.95 preference shares issued and outstanding.

Name and Address of Beneficial Owner (1)	Number of Ordinary Shares Beneficially Owned (2)		% Total Voting Power (3)(4)
5% or greater shareholders
Chuan-Tao Zheng (5)	10,457,195	(6)	23.19%

Yu-Kai Wang (7)	5,751,452		12.75%

Pi Jia Liu (8)	3,137,155		6.96%

Current and Former Officers and Directors (other than Messrs. Zheng, YK Wang and Liu, whose share ownership is referenced under the heading 5% of greater shareholders)

Karl Brenza (9)	1,666,800		3.70%

Anthony Zhang (10)	0		N/A

Joseph Rozelle (11)	0		*

Yu Long Wang (12)	0		N/A

All current and former officers and directors as a group (8 persons)	21,012,602	(6)	46.59%
* Less than 1%

(1)  Except as otherwise set forth in the table, the address of each beneficial owner is: c/o Dalian TOFA New Materials Development Co., Ltd, No. 18-2-401, Gangjing Garden, Dandong Street, Zhongshan District, Dalian, Liaoning Province, China.

 (2)  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has ownership of and voting power and investment power with respect to our ordinary shares or preference shares. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)  Based on 34,645,610 ordinary shares and 104,571.95 preference shares issued and outstanding after the closing of the transactions contemplated by the Share Exchange Agreement (as of the Closing Date). Each Preference Share is convertible into 100 Ordinary Shares (subject to customary adjustments for stock splits, combinations, or equity dividends on Ordinary Shares). Holders of Preference Shares vote with the holders of Ordinary Shares on all matters on an “as converted” basis.

(4)  Percentage of Total Voting Power represents total ownership with respect to all shares of our ordinary shares and preference shares, as a single class and on an “as converted” basis giving effect to the 100-for-1 conversion rights of the preference shares.

(5)  Effective as of the Closing Date, Mr. Zheng became our Chairman, Chief Executive Officer and President. These shares were acquired in connection with the closing of the transactions contemplated by the Share Exchange Agreement.

(6)  As set forth in footnote 2 above, holders of Preference Shares vote with the holders of Ordinary Shares on all matters on an “as converted” basis. Therefore, the Preference Shares currently outstanding are deemed to have been converted into 10,457,195 Ordinary Shares for purposes of this disclosure.

(7)  Effective as of the Closing Date, Mr. YK Wang became our Chief Technology Officer and effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act, he will become a director of the Company. These shares were all acquired in connection with the closing of the transactions contemplated by the Share Exchange Agreement.

(8)  Effective as of the Closing Date, Mr. Liu became our Chief Operating Officer. These shares were acquired in connection with the closing of the transactions contemplated by the Share Exchange Agreement.

(9)  Effective as of November 19, 2010, in connection with the acquisition of 1,666,800 ordinary shares by Skyline and Dayspring, Mr. Brenza became our Chief Executive Officer and President. Mr. Brenza resigned as our Chief Executive Officer and President effective as of the Closing Date. Mr. Brenza does not hold any shares in the Company directly but has sole voting and dispositive power with respect to the shares held by Skyline. Mr. Brenza is a Managing Director of both Skyline, Dayspring and Maxim, which is deemed the beneficial owner of all of the shares held by Skyline and Dayspring. Mr. Brenza disclaims beneficial ownership of these shares.  Mr. Brenza’s address is c/o Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174.

(10)  Effective as of the Closing Date, Mr. Zhang became our Chief Financial Officer and Secretary.

(11)  Effective as of the Closing Date, Mr. Rozelle resigned as our Secretary. He has also submitted his resignation as a director, such resignation to be effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act. Mr. Rozelle’s address is c/o Nautilus Global Business Partners, 700 Gemini, Suite 100, Houston, TX 77058.

(12)  Mr. YL Wang has been appointed a director of the Company, such appointment to be deemed effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Resignation of Directors

On March 15, 2011, Mr. Rozelle submitted his resignation as a director. His resignation will be effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act. There were no disagreements between Mr. Rozelle and the Company or any officer or director of the Company.

(b) Resignation of Officers

On March 15, 2011, Mr. Brenza resigned as our President and Chief Executive Officer, and Mr. Rozelle resigned as our Secretary.

 (c) Appointment of Directors and Officers

 On March 15, 2011, the following individuals were appointed as officers and directors of the Company, until their successors are duly elected and qualified.

NAME	AGE	POSITION WITH SUMMIT
Chuan-Tao Zheng	49	Chairman, Chief Executive Officer and President and Director

Anthony Zhang	40	Chief Financial Officer and Secretary

Yu-Kai Wang	48	Chief Technology Officer and Director*

Liu Pi Jia	50	Chief Operating Officer

Yu-Long Wang	47	Independent Director*

*
Each of Messrs. YK Wang  and YL Wang has been appointed a director of the Company, such appointment to be deemed effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act.

For more information regarding our directors and officers, please see Item 1.01 “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS – Directors and Executive Officers” and “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” which are incorporated herein by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As explained more fully in Item 1.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the share exchange. As a result of the share exchange, Victor Score became our wholly owned subsidiary and Victor Score’s operating subsidiaries, TOFA and Tongda, became our main operational business. Consequently, we believe that this exchange transaction was a combination which caused us to cease to be a shell company. For information about the combination, please see the information set forth above under Item 1.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

ITEM 9.01 FINANCIAL  STATEMENT AND EXHIBITS.

(a)            FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of Victor Score as of December 31, 2010 and 2009 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)            PRO FORMA FINANCIAL INFORMATION.

The Pro Forma Financial Statements of the Company and Victor Score as of December 31, 2010 and 2009 are filed as Exhibit 99.3 to this current report and are incorporated herein by reference.

(c)            SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

 (d)           EXHIBITS

Exhibit No .	Description
2.1	Share Exchange Agreement dated March 15, 2011 by and among the Company and its controlling shareholders, and Victor Score and Victor Score’s shareholders***

2.2	Securities Purchase Agreement dated as of March 15, 2011, by and between Nautilus and Mid-Ocean as Sellers and Victor Score as Purchaser.***

3.1	Memorandum of and Articles of Association of the Company (incorporated by reference to Exhibit 3 of the Company’s Registration Statement on Form 10 filed on December 4, 2006 (SEC File No. 000-52346))

4.1	Excerpt from Written Resolutions of the Directors of the Company evidencing the rights of Preference Shares*

10.1	Engagement Letter Agreement, dated October 15, 2010, between TOFA and Maxim Group LLC**

10.2(a)	English Translation of Loan Agreement between Dalian Xinding and VIE owner Mr. Li of TOFA, dated October 12, 2010******

10.2(b)	English Translation of Loan Agreement between Dalian Xinding and VIE owner Mr. Liu of TOFA, dated October 12, 2010******

10.2(c)	English Translation of Loan Agreement between Dalian Xinding and VIE owner Mr. Zheng of TOFA, dated October 12, 2010******

10.3(a)	English Translation of Loan Agreement between Dalian Xinding and VIE owner Mr. Di Wang of Tongda, dated October 12, 2010******

10.3(b)	English Translation of Loan Agreement between Dalian Xinding and VIE owner Mr. Fei of Tongda, dated October 12, 2010******

10.3(c)	English Translation of Loan Agreement between Dalian Xinding and VIE owner Mr. YK Wang of Tongda, dated October 12, 2010******

10.4	English Translation of Lease Agreement between TOFA and Dalian Xinding, dated October 12, 2010**

10.5	English Translation of Lease Agreement between Tongda and Dalian Xinding, dated October 12, 2010**

10.6(a)	English Translation of Equity Purchase Agreement between TOFA, Mr. Li and Dalian Xinding, dated October 12, 2010******

10.6(b)	English Translation of Equity Purchase Agreement between TOFA, Mr. Liu and Dalian Xinding, dated October 12, 2010******

10.6(c)	English Translation of Equity Purchase Agreement between TOFA, Mr. Zheng and Dalian Xinding, dated October 12, 2010******

10.7(a)	English Translation of Equity Interest Pledge Agreement between TOFA, Mr. Li and Dalian Xinding, dated October 12, 2010******

10.7(b)	English Translation of Equity Interest Pledge Agreement between TOFA, Mr. Liu and Dalian Xinding, dated October 12, 2010******

10.7(c)	English Translation of Equity Interest Pledge Agreement between TOFA, Mr. Zheng and Dalian Xinding, dated October 12, 2010******

10.8	English Translation of Business Operation Agreement between TOFA, Dalian Xinding and Messrs. Zheng, Li, and Liu, dated October 12, 2010******

10.9(a)	English Translation of Equity Purchase Agreement between Tongda, Mr. Di Wang and Dalian Xinding, dated October 12, 2010******

10.9(b)	English Translation of Equity Purchase Agreement between Tongda, Mr. Fei and Dalian Xinding, dated October 12, 2010******

10.9(c)	English Translation of Equity Purchase Agreement between Tongda, Mr. YK Wang and Dalian Xinding, dated October 12, 2010******

10.10(a)	English Translation of Equity Interest Pledge Agreement between Tongda, Mr. Di Wang and Dalian Xinding, dated October 12, 2010******

10.10(b)	English Translation of Equity Interest Pledge Agreement between Tongda, Mr. Fei and Dalian Xinding, dated October 12, 2010******

10.10(c)	English Translation of Equity Interest Pledge Agreement between Tongda, Mr. YK Wang and Dalian Xinding, dated October 12, 2010******

10.11	English Translation of Business Operation Agreement between Tongda, Dalian Xinding and Messrs. YK Wang, Di Wang and Fei, dated October 12, 2010******

10.12	English Translation of Tenancy Agreement for offices between Tongda and An Bangjie, dated January 1, 2008****

10.13	English Translation of Tenancy Agreement for plan between Tongda and An Bangjie, dated June 1, 2008****

10.14	English Translation of Form of Labor Contract for TOFA employees*

Exhibit No .	Description

10.15	English Translation of Form of Labor Contract for Tongda employees**

10.16	English Translation of RMB Loan Contract, made on April 8, 2009, by and between Dalian TOFA New Materials Development Co., Ltd. and China CITIC Bank Dalian Branch****

10.17	English Translation of RMB Loan Contract, made on April 13, 2009, by and between Dalian TOFA New Materials Development Co., Ltd. and China CITIC Bank Dalian Branch****

10.18	English Translation of RMB Loan Contract, made on April 15, 2009, by and between Dalian TOFA New Materials Development Co., Ltd. and China CITIC Bank Dalian Branch****

10.19	English Translation of Maximum Value Guarantee Contract, made on April 8, 2009, by and between Shenzhen TOFA Complex Metal Material Co., Ltd. and China CITIC Bank Dalian Branch****

10.20	English Translation of Maximum Value Guarantee Contract, made on April 8, 2009, by and between Mr. Zheng Chuantao and Ms. Sun Lihua and China CITIC Bank Dalian Branch****

10.21	English Translation of Maximum Value Pledge Contract, made on April 15, 2009, by and between Lvshun Wanquan Garment Factory and China CITIC Bank Dalian Branch *****

10.22	English Translation of RMB Loan Contract, made on April 6, 2010, by and between Dalian TOFA New Materials Development Co., Ltd. and China CITIC Bank Dalian Branch****

10.23	English Translation of Maximum Value Guarantee Contract, made on April 6, 2010, by and between Wafangdian Dragon Town Meat Factory and China CITIC Bank Dalian Branch****

10.24	English Translation of Maximum Value Guarantee Contract, made on April 6, 2010, by and between Shenzhen TOFA Complex Metal Material Co., Ltd. and China CITIC Bank Dalian Branch****

10.25	English Translation of Maximum Value Guarantee Contract, made on April 6, 2010, by and between Mr. Zheng Chuantao and Ms. Sun Lihua and China CITIC Bank Dalian Branch****

10.26
English Translation of Financing limit agreement (Large and medium enterprise), dated August 14, 2009, by and between Dalian TOFA New Materials Development Co., Ltd. and Shanghai Pudong Development Co.,Ltd, Dalian Branch******

10.27
English Translation of Maximum Mortgage Contract of Movables, dated August 14, 2009, by and between Dalian TOFA New Materials Development CO., LTD. and Shanghai Pudong Development Co., Ltd. Dalian Branch*****

10.28
English Translation of Maximum real estate Mortgage Contract, dated August 14, 2009, by and between Dalian TOFA New Materials Development CO., LTD. and Shanghai Pudong Development Co., Ltd. Dalian Branch*****

10.29	English Translation of Maximum Value Guaranty Contract, made on August 14, 2009, by and between Mr. Zheng Chuantao and Ms. Sun Lihua and Shanghai Pudong Development Bank Dalian Branch****

10.30
English Translation of Financing limit agreement (Large and medium enterprise), dated August 12, 2010, by and between Dalian TOFA New Materials Development Co., Ltd. and Shanghai Pudong Development Co., Ltd, Dalian Branch******

Exhibit No .	Description
10.31
English Translation of Maximum Mortgage Contract of Movables, dated August 12, 2010, by and between Dalian TOFA New Materials Development CO., LTD. and Shanghai Pudong Development Co., Ltd. Dalian Branch*****

10.32
English Translation of Maximum real estate Mortgage Contract, dated August 12, 2010, by and between Dalian TOFA New Materials Development CO., LTD. and Shanghai Pudong Development Co., Ltd. Dalian Branch*****

10.33	English Translation of Maximum Value Guaranty Contract, made on August 12, 2010, by and between Mr. Zheng Chuantao and Ms. Sun Lihua and Shanghai Pudong Development Bank Dalian Branch****

10.34	English Translation of Loan Contract, dated December 18, 2009, by and between Dalian Xigang branch of Shenzhen Development Bank and Dalian TOFA New Material Development Co., LTD.****

10.35	English Translation of Loan Contract, dated December 18, 2009, by and between Dalian Xigang branch of Shenzhen Development Bank and Dalian TOFA New Material Development Co., LTD.****

10.36
English Translation of Comprehensive Line of Credit, dated July 2009 and executed on November 24, 2009, by and between Dalian Xigang branch of Shenzhen Development Bank and Dalian TOFA New Material Development Co., LTD.****

10.37
English Translation of Maximum Guarantee Contract, dated July 2009 and executed on November 24, 2009, by and between Dalian Xigang branch of Shenzhen Development Bank and Wafangdian Dragon Town Meat Factory****

10.38	English Translation of Maximum Guarantee Contract, dated July 2009 and executed on December 16, 2009, by and between Dalian Xigang branch of Shenzhen Development Bank and Zheng Chuantao****

10.39
English Translation of Maximum Guarantee Contract, dated July 2009 and executed on November 24, 2009, by and between Dalian Xigang branch of Shenzhen Development Bank and Shenzhen Tofa Complex Metal Material Co., Ltd.****

10.40	English Translation of Maximum Guarantee Contract, dated July 2009 and executed on December 16, 2009, by and between Dalian Xigang branch of Shenzhen Development Bank and Zongli Li****

10.41
English Translation of Maximum Guarantee Contract, dated July 2009 and executed on November 24, 2009, by and between Dalian Xigang branch of Shenzhen Development Bank and Yixing Tongxin Metal Material Technology Co., Ltd.****

10.42	English Translation of Maximum Guarantee Contract, dated July 2009 and executed on December 16, 2009, by and between Dalian Xigang branch of Shenzhen Development Bank and Liu Pijia****

10.43
English Translation of Negotiation Master Contract, dated July 2009 and executed on November 24, 2009, by and between Shenzhen Development Bank Dalian Xigang Branch and Dalian TOFA New Material Development Co., Ltd.****

10.44	English Translation of Loan Contract, dated November 9, 2010, by and between Dalian Xigang branch of Shenzhen Development Bank and Dalian TOFA New Material Development Co., LTD.****

10.45	English Translation of Loan Contract, dated November 10, 2010, by and between Dalian Xigang branch of Shenzhen Development Bank and Dalian TOFA New Material Development Co., LTD.****

10.46	Loan Contract dated June 1, 2009 between and by TOFA and Mr. Liu Pijia *****

10.47	Loan Contract dated December 1, 2008 between and by TOFA and Mr. Zheng Chuantao *****

10.48	Loan Contract dated June 22, 2007 between and by TOFA and Mr. Song Yuchun *****

10.49	Travel Advance Application dated January 5, 2010 between and by TONGDA and Mr. Wang Yukai *****

16.1	Letter of PMB Helin Donovan, LLP, former independent auditor for the Company*

Exhibit No .	Description
99.1	Audited Consolidated Financial Statements of Victor Score as of December 31, 2010 and 2009

99.3	Pro Forma Financial Statements of the Company and Victor Score as of December 31, 2010 and 2009

*	Previously filed with the original Current Report filed on March 21, 2011
**	Previously filed with Amendment No. 2 to the Current Report filed on May 31, 2011
***	Previously filed with Amendment No. 3 to the Current Report filed on July 22, 2011
****	Previously filed with Amendment No. 4 to the Current Report filed on September 30, 2011
*****	Previously filed with Amendment No. 5 to the Current Report filed on November 7, 2011
******	Previously filed with Amendment No. 6 to the Current Report filed on December 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 7 to the Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT GROWTH CORPORATION

Date: December 28, 2011	By:	/s/ Chuan-Tao Zheng
Chuan-Tao Zheng President and Chief Executive Officer